                                                                   Exhibit 99.2

Bridge Loan Agreement Between the Company and Bank One, NA dated as of October 1, 2002

                            LOAN AGREEMENT

                     DATED AS OF OCTOBER 1, 2002

                                AMONG

            GLR-MEDICAL PROPERTIES ONE, LLC, AS BORROWER,

                            THE LENDERS,

                                 and

                           BANK ONE, NA,
                             AS AGENT

                                TABLE OF CONTENTS

ARTICLE                                                                                                  PAGE
-------                                                                                                  ----
ARTICLE I    DEFINITIONS................................................................................... 1
ARTICLE II   THE LOANS.....................................................................................12
   2.1       Agreement to Lend and Borrow..................................................................12
   2.2       Evidence of Indebtedness......................................................................12
   2.3       Types of Portions.............................................................................12
   2.4       Commitment Fees...............................................................................12
   2.5       Minimum Amount of Each Portion and Maximum Number of Portions.................................13
   2.6       Optional Principal Payments...................................................................13
   2.7       Method of Selecting Types and Interest Periods for Portions on Closing Date...................13
   2.8       Conversion and Continuation of Outstanding Portions...........................................13
   2.9       Changes in Interest Rate, etc.................................................................14
   2.10      Rates Applicable After Default................................................................14
   2.11      Method of Payment.............................................................................14
   2.12      Evidence of Indebtedness......................................................................15
   2.13      Telephonic Notices............................................................................15
   2.14      Interest Payment Dates; Interest and Fee Basis................................................15
   2.15      Notification of Interest Rates and Prepayments................................................16
   2.16      Lending Installations.........................................................................16
   2.17      Non-Receipt of Funds by the Agent.............................................................16
   2.18      Usury.........................................................................................16
   2.19      Late Charges..................................................................................17
   2.20      Closing Costs and Expenses....................................................................17

ARTICLE III  YIELD PROTECTION; TAXES.......................................................................17
   3.1       Yield Protection..............................................................................17

                                        i


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   3.2       Changes in Capital Adequacy Regulations.......................................................18
   3.3       Availability of Types of Portions.............................................................18
   3.4       Funding Indemnification.......................................................................19
   3.5       Taxes.........................................................................................19
   3.6       Lender Statements; Survival of Indemnity......................................................20
ARTICLE IV   CONDITIONS PRECEDENT TO CLOSING...............................................................20
   4.1       Appraisals and Remargining....................................................................20
   4.2       Conditions Precedent to Closing...............................................................21
   4.3       General Conditions............................................................................21
   4.4       Representations and Warranties................................................................25
   4.5       No Defaults...................................................................................26
ARTICLE V REPRESENTATIONS AND WARRANTIES...................................................................26
   5.1       Existence and Standing........................................................................26
   5.2       Authorization and Validity....................................................................26
   5.3       No Conflict; Government Consent...............................................................26
   5.4       Financial Statements..........................................................................27
   5.5       Material Adverse Change.......................................................................27
   5.6       Taxes.........................................................................................27
   5.7       Litigation and Contingent Obligations.........................................................27
   5.8       ERISA.........................................................................................28
   5.9       Accuracy of Information.......................................................................28
   5.10      Material Agreements...........................................................................28
   5.11      Compliance With Laws..........................................................................28
   5.12      Environmental Matters.........................................................................29
   5.13      Financing Statements..........................................................................29
   5.14      Title.........................................................................................29
   5.15      Ground Leases.................................................................................30

                                       ii


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   5.16      Investment Company Act........................................................................30
   5.17      Public Utility Holding Company Act............................................................30
   5.18      Tenant Leases.................................................................................30
   5.19      Utilities; Authorities........................................................................30
   5.20      Physical Condition............................................................................31
   5.21      Management....................................................................................31
   5.22      Condemnation..................................................................................31
ARTICLE VI   COVENANTS.....................................................................................31
   6.1       Financial Reporting...........................................................................31
   6.2       Maintenance of Minimum DSCR...................................................................31
   6.3       Use of Proceeds...............................................................................31
   6.4       Notice of Default.............................................................................32
   6.5       Conduct of Business...........................................................................32
   6.6       Taxes.........................................................................................32
   6.7       Insurance.....................................................................................32
   6.8       Compliance with Laws..........................................................................32
   6.9       Maintenance of Collateral Properties..........................................................32
   6.10      Inspection....................................................................................32
   6.11      Indebtedness..................................................................................32
   6.12      Merger    ....................................................................................33
   6.13      Investments and Acquisitions  ................................................................33
   6.14      Liens.........................................................................................33
   6.15      Affiliates....................................................................................33
   6.16      Ground Leases and Tenant Leases...............................................................33
   6.17      Sale, Encumbrance and Leasing of Collateral Properties........................................34
   6.18      Restrictions Affecting Borrower...............................................................34

                                       iii


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   6.19      Use of Income.................................................................................35
   6.20      Additional Documents..........................................................................35
ARTICLE VII  DEFAULTS......................................................................................35
ARTICLE VIII ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES................................................37
   8.1       Acceleration..................................................................................37
   8.2       Amendments....................................................................................37
   8.3       Preservation of Rights........................................................................38
ARTICLE IX   GENERAL PROVISIONS............................................................................38
   9.1       Survival of Representations...................................................................38
   9.2       Governmental Regulation.......................................................................38
   9.3       Headings......................................................................................38
   9.4       Entire Agreement..............................................................................38
   9.5       Several Obligations; Benefits of this Agreement...............................................38
   9.6       Expenses; Indemnification.....................................................................38
   9.7       Numbers of Documents..........................................................................39
   9.8       Accounting....................................................................................39
   9.9       Severability of Provisions....................................................................39
   9.10      Nonliability of Lenders.......................................................................40
   9.11      Confidentiality...............................................................................40
   9.12      Nonreliance...................................................................................40
   9.13      Disclosure....................................................................................40
ARTICLE X    THE AGENT.....................................................................................40
   10.1      Appointment; Nature of Relationship...........................................................40
   10.2      Powers........................................................................................41
   10.3      General Immunity..............................................................................41
   10.4      No Responsibility for Loans, Recitals, etc....................................................41
   10.5      Action on Instructions of Lenders.............................................................42

                                       iv


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   10.6      Employment of Agents and Counsel..............................................................42
   10.7      Reliance on Documents; Counsel................................................................42
   10.8      Agent's Reimbursement and Indemnification.....................................................42
   10.9      Notice of Default.............................................................................43
   10.10     Rights as a Lender............................................................................43
   10.11     Lender Credit Decision........................................................................43
   10.12     Successor Agent...............................................................................43
   10.13     Delegation to Affiliates......................................................................44
   10.14     Collateral Property Releases..................................................................44
ARTICLE XI   SETOFF; RATABLE PAYMENTS......................................................................44
   11.1      Setoff........................................................................................44
   11.2      Ratable Payments..............................................................................44
ARTICLE XII  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS.............................................45
   12.1      Successors and Assigns........................................................................45
   12.2      Participations................................................................................45
   12.3      Assignments...................................................................................46
   12.4      Dissemination of Information  ................................................................47
   12.5      Tax Treatment.................................................................................47
ARTICLE XIII NOTICES.......................................................................................47
   13.1      Notices.......................................................................................47
   13.2      Change of Address.............................................................................47
ARTICLE XIV  COUNTERPARTS..................................................................................47
ARTICLE XV   CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL..................................49
   15.1      CHOICE OF LAW.................................................................................49
   15.2      CONSENT TO JURISDICTION.......................................................................49
   15.3      WAIVER OF JURY TRIAL..........................................................................49

                                 LOAN AGREEMENT

      This Loan Agreement is dated as of the 1st day of October, 2002 and is among Borrower (as hereinafter defined), the Lenders (as hereinafter defined) and Bank One, NA, a national banking association, having its principal office in Chicago, Illinois, as Agent. The parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

      As used in this Agreement, the following terms shall have the meanings set forth below:

      "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

      "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

      "Agent" means Bank One in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

      "Agreement" means this Loan Agreement, as it may be amended or modified and in effect from time to time.

      "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time.

      "Alternate Base Rate" means, for any day, an annual rate of interest equal to the higher of (i) the Prime Rate for such day, and (ii) the sum of the Federal Funds Effective Rate for such day, plus 1/2% per annum.

      "Applicable Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions applicable to Borrower, the Guarantors or any one or more of the Collateral Properties.

      "Applicable Margin" means, with respect to (i) Floating Rate Portions, an annual rate of interest equal to (x) one quarter of one percent (1/4%) during the period commencing on the Closing Date and ending on the six-month anniversary thereof, and thereafter so long as the Permanent Loan Condition has been and remains satisfied, and (y) unless the Permanent Loan Condition has been and remains satisfied, one percent (1%) during the period commencing on the day following the six-month anniversary of the Closing Date and ending on the Maturity Date, and (b) with respect to Eurodollar Portions, an annual rate of interest equal to (x) one and eighty-five one hundredths percent (1.85%) during the period commencing on the Closing Date and ending on the six-month anniversary thereof, and thereafter so long as the Permanent Loan Condition has been and remains satisfied, and (y) unless the Permanent Loan Condition has been and remains satisfied, two and one half percent (2.5%) during the period commencing on the day following the six-month anniversary of the Closing Date and ending on the Maturity Date.

      "Appraisals" are defined in Section 4.3.

      "Appraised Value" means the "as is" dollar value of the Collateral Properties as established by Agent based upon its review of the Appraisals.

      "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

      "Article" means an article of this Agreement unless another document is specifically referenced.

      "Assignment of Rents and Leases" means the collateral assignments of all rents and Tenant Leases arising out of or covering all or any portion of the Collateral Properties executed by Borrower in favor of Agent, as agent for the Lenders , securing the Obligations, as such assignments of rents and leases may be amended, modified, supplemented, renewed or restated from time to time.

      "Authorized Officer" means any authorized officer of Great Lakes REIT, designated as such in the resolutions delivered to Agent prior to the Closing Date of Borrower, acting singly.

      "Bank One" means Bank One, NA, a national banking association, having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

      "Borrower" means GLR-Medical Properties One, LLC, a Delaware limited liability company, and its successors and assigns.

      "Business Day" means (i) with respect to any payment or rate selection of Eurodollar Portions, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York City for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

      "Cash Equivalent Investments" means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business, and (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; PROVIDED in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

      "Change in Control" means (i) Great Lakes LP shall cease to own, free and clear of all Liens or other encumbrances, at least 55% of the membership interests in Borrower, (ii) Great Lakes LP shall cease to be the sole manager of Borrower or shall cease to have the sole and exclusive right to make all decisions regarding the operation of Borrower and the Collateral Properties, or
(iii) Great Lakes REIT shall cease to be the sole general partner of Great Lakes LP.

      "Christ Property" shall mean the land located in Oak Lawn, Illinois and legally described in Exhibit A-1 attached hereto and made a part hereof, together with all buildings, fixtures and other improvements, now or hereafter owned or acquired by Borrower and situated thereon and all rights and easements appurtenant thereto.

      "Closing Date" shall mean the date upon which the proceeds of the Loans are disbursed by the Lenders to Borrower pursuant to the terms and provisions of this Agreement.

      "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

      "Collateral Documents" means, collectively, the Fee Mortgage, the Leasehold Mortgage, the Assignment of Rents and Leases, the Guaranty, the Security Agreement, the Environmental Indemnity and all other documents delivered by Borrower or the Guarantors to Agent or the Lenders and securing the Obligations.

      "Collateral Properties" mean the Naperville Property, the Good Samaritan Property, the South Suburban Property, the Christ Property, the Good Shepherd Property and the Trinity Property, collectively.

      "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

      "Conversion/Continuation Notice" is defined in Section 2.8.

      "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or the Guarantors, are treated as a single employer under Section 414 of the Code.

      "Debt Service" means an amount determined by Agent to be equal to the principal and interest payments that would be due and payable during the first twelve (12) months of the term of a loan in an amount equal to the then outstanding principal balance of the Loans, bearing interest at an annual rate equal to the greatest of (i) seven and one-quarter percent (7 1/4%), (ii) 230 basis points plus the annual rate being paid by ten-year United States Treasury Notes at the time of such determination, (iii) the Eurodollar Rate (using an Interest Period that results in the highest Eurodollar Rate) in effect as of the date of such determination, or (iv) the Floating Rate in effect as of the date of such determination.

      "Default" means an event described in Article VII.

      "DSCR" means the ratio, expressed as a percentage, of Net Operating Income to Debt Service.

      "Environmental Indemnity" means the Environmental Indemnity Agreement dated as of the date hereof executed by Borrower and the Guarantors, jointly and severally, in favor of Agent, as agent for the Lenders, as said agreement may be amended, modified, supplement, renewed or restated from time to time.

      "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

      "Eurodollar Portion" means a Portion which, except as otherwise provided in Section 2.10, bears interest at the applicable Eurodollar Rate.

      "Eurodollar Base Rate" means, with respect to a Eurodollar Portion for the relevant Interest Period, the applicable British Bankers' Association LIBOR rate for deposits in U.S. dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, PROVIDED that, if no such British Bankers' Association LIBOR rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

      "Eurodollar Rate" means, with respect to a Eurodollar Portion for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) the Applicable Margin, changing as and when the Applicable Margin changes during any Interest Period.

      "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

      "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

      "Fee Mortgage" means the Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing executed by Borrower in favor of Agent, as agent for the Lenders, creating a first mortgage lien on the Naperville Property, including all buildings, fixtures and other improvements, now or hereafter owned or acquired by Borrower and situated thereon, and all rights and easements appurtenant thereto, securing the Obligations, as said mortgage may be amended, modified, supplemented, renewed or restated from time to time.

      "Floating Rate" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day, plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate and the Applicable Margin change.

      "Floating Rate Portion" means a Portion which, except as otherwise provided in Section 2.10, bears interest at the Floating Rate.

      "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

      "Good Samaritan Property" shall mean the land located in Downers Grove, Illinois and legally described in Exhibit A-2 attached hereto and made a part hereof, together with all buildings, fixtures and other improvements, now or hereafter owned or acquired by Borrower and situated thereon and all rights and easements appurtenant thereto.

      "Good Shepherd Property" shall mean the land located in Barrington, Illinois and legally described in Exhibit A-3 attached hereto and made a part hereof, together with all buildings, fixtures and other improvements, now or hereafter owned or acquired by Borrower and situated thereon and all rights and easements appurtenant thereto.

      "Great Lakes L.P." means Great Lakes REIT, LP, a Delaware limited partnership.

      "Great Lakes REIT" means Great Lakes REIT, a Maryland real estate investment trust.

      "Ground Lessor" means Advocate Health and Hospitals Corporation, an Illinois not for profit corporation, or any successor landlord under the Ground Leases.

      "Ground Leases" means those certain five Ground Leases between Ground Lessor, as landlord, and Borrower, as tenant, creating leasehold estates in the real estate comprising the Good Samaritan Property, the South Suburban Property, the Christ Property, the Good Shepherd Property and the Trinity Property, respectively.

      "Guarantors" means Great Lakes LP and Great Lakes REIT, their respective successors and assigns, jointly.

      "Guaranty" means that certain Guaranty dated as of the date hereof executed by the Guarantors, jointly and severally, in favor of the Agent, for the benefit of the Lenders, as said guaranty may be amended, modified, supplemented, renewed or restated from time to time.

      "Hazardous Materials" shall mean and include any and all hazardous, toxic or dangerous substances, wastes and materials and other pollutants and contaminants as defined or described in any or all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations, orders or decrees now or hereafter regulating, relating to or imposing liability or standards of conduct with respect to environmental matters, including, without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Section 9601 ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C Section 1801 ET SEQ.), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Solid and Hazardous Waste Amendments of 1984 (42 U.S.C. Section 6901 ET SEQ.), the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977 and the Water Quality Act of 1987 (33 U.S.C Section 1251 ET SEQ.), the Toxic Substances Control Act of 1976 (15 U.S.C Section 2601 ET seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C Section 11001 ET SEQ.), the Clear Air Act of 1966, as amended (42 U.S.C Section 7401 ET SEQ.), the National Environmental Policy Act of 1970 (42 U.S.C.

Section 4321 ET SEQ.), the Rivers and Harbours Act of 1899 (33 U.S.C Section 401 ET SEQ.), the Endangered Species Act of 1973, as amended (16 U.S.C
Section 1531 ET SEQ.), the Safe Drinking Water Act of 1974, as amended (42 U.S.C Section 300(f) ET SEQ.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C Section 651 ET SEQ.) and all rules, regulations and guidance documents promulgated or published thereunder, all as amended or hereinafter amended. Without intending to limit the scope or breadth of the foregoing definition, the term Hazardous Materials shall include asbestos, urea formaldehyde, polychlorinated biphenyls, crude oil, radioactive materials and underground storage tanks.

      "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade),
(iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) any other obligation for borrowed money or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person.

      "Initial Notice" is defined in Section 2.7.

      "Interest Period" means, with respect to a Eurodollar Portion, a period of one, two or three months commencing on a Business Day selected by Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two or three months thereafter, PROVIDED, HOWEVER, that if there is no such numerically corresponding day in such next, second or third succeeding month, such Interest Period shall end on the last Business Day of such next, second or third succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, PROVIDED, HOWEVER, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

      "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

      "Leasehold Mortgage" shall mean the Fee and Leasehold Mortgage,
Security Agreement, Assignment of Leases and Rents and Fixture Filing executed by Borrower in favor of Agent, as agent for the Lenders, creating a first lien on the leasehold estates created under the Ground Leases and a first lien on all buildings, fixtures and other improvements now or hereafter owned by Borrower and situated thereon, and all rights and easements appurtenant thereto, securing the Obligations, as said mortgage may be amended, modified, supplemented, renewed or restated from time to time.

      "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

      "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.15.

      "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, capitalized lease or other title retention agreement).

      "Loan" means, with respect to a Lender, such Lender's loan made pursuant to Article II.

      "Loan Documents" means this Agreement, the Notes and the Collateral Documents.

      "Loan-to-Value Ratio" means the ratio, expressed as a percentage, of (a) the outstanding principal balance of the Loans, to (b) the Appraised Value.

      "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of Borrower or the Guarantors, as applicable, taken as a whole,
(ii) the ability of Borrower or the Guarantors, as applicable, to perform their respective obligations under the Loan Documents to which they are a party, or
(iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

      "Maturity Date" means October 1, 2003.

      "Maximum Aggregate Amount" means Loans in the aggregate principal amount of $36,000,000, as said amount may be reduced as provided in Section 4.1 or 6.2.

      "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

      "Naperville Property" means the land located in Naperville, Illinois and legally described in Exhibit A-4 attached hereto and made a part hereof, together with all buildings, fixtures and other improvements, now or hereafter owned or acquired by Borrower and situated thereon, and all rights and easements appurtenant thereto.

      "Net Operating Income" for any Collateral Property means (a) the product of four (4), multiplied by the sum of (i) all rental income (including minimum rent, escalation and expense reimburse payments) actually received by Borrower during the Quarter immediately preceding such determination from Tenants that were in occupancy of their demised premises during the entire Quarter and are not in default under their Tenant Leases (excluding Tenant's security deposits and rent paid during such Quarter by any Tenant for more than 3 months of rental obligations), plus (ii) the pro forma rent payable for three calendar months by any Tenant in occupancy for less than the entire Quarter that is not in default under its Tenant Lease, less (b) the product of the amount described in (a) above, multiplied by the greater of 5% or the actual vacancy rate for such Collateral Property less (c) the annualized sum of all accrued operating expenses, ground rent payments, real estate taxes and other disbursements for such Quarter, or if such Collateral Property is not stabilized, the "stabilized" annual amount of such operating expenses, real estate taxes and other expenses as used in the most recent Appraisal of such Collateral Property, but excluding:
(1) non-cash expenses, such as depreciation and amortization costs, (2) state and federal income taxes, (3) the non-current portion of capital expenditures determined in accordance with the Agreement Accounting Principles, and (4) debt service payable on the Loans, less (d) to the extent any tenant concessions remain in effect with respect to any Tenant Lease in the Collateral Property, the product of twelve (12), multiplied by the amount of such concessions, divided by the remaining number of months of the term of the applicable Tenant Lease.

      "Non-U.S. Lender" is defined in Section 3.5(iv).

      "Notes" shall mean the Promissory Notes made by Borrower to each Lender in the principal amount of such Lender's Loan, as said notes may be amended, modified, supplemented, renewed or restated from time to time.

      "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party arising under the Loan Documents.

      "Other Taxes" is defined in Section 3.5(ii).

      "Participants" is defined in Section 12.2.1.

      "Payment Date" means the 1st day of each calendar month.

      "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

      "Permanent Loan Condition" means the satisfaction of all the following:
(a) the issuance to Borrower by an institutional lender acceptable to Agent in its reasonable discretion and the acceptance by Borrower of a loan commitment, the form and substance of which shall have been approved by Agent in the exercise of its reasonable discretion, for a permanent loan in a net amount (after the payment of all commitment fees and other closing costs relating to said permanent loan) sufficient to repay the outstanding principal balance of the Loans prior to the Maturity Date, (b) the payment by Borrower of all commitment fees and deposits then due under said loan commitment, and (c) the absence of any default or termination under said loan commitment.

      "Permitted Exceptions" means the exceptions to the title to the Collateral Properties listed in Exhibits C-1 through C-6 attached hereto and made a part hereof.

      "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

      "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which Borrower or any member of the Controlled Group may have any liability.

      "Portion" means a portion of the outstanding principal balance of the Loans, designated on the Closing Date or converted or continued as herein provided.

      "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

      "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

      "Purchasers" is defined in Section 12.3.

      "Quarter" means a calendar quarter.

      "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

      "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

      "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, PROVIDED, HOWEVER, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

      "Required Lenders" means Lenders in the aggregate having at least a majority of the outstanding Loans.

      "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

      "Section" means a numbered Section of this Agreement, unless another document is specifically referenced.

      "Security Agreement" means a security agreement dated as of the date hereof executed by Borrower in favor of Agent, for the benefit of Lenders, encumbering all personal property owned by Borrower and located on or used in connection with the Collateral Properties, as said agreement may be amended, modified, supplemented, renewed or restated from time to time.

      "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

      "South Suburban Property" shall mean the land located in Hazel Crest, Illinois and legally described in Exhibit A-5 attached hereto and made a part hereof, together with all buildings, fixtures and other improvements, now or hereafter owned or acquired by Borrower and situated thereon and all rights and easements appurtenant thereto.

      "Standard Lease Form" means the standard form lease for the leasing/subleasing of space in the Collateral Properties, as approved by Agent as of the date hereof.

      "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but EXCLUDING Excluded Taxes and Other Taxes.

      "Tenant Leases" means Leases (with respect to the Naperville Property) and subleases (with respect to the other Collateral Properties) entered into by Borrower or in which the landlord's interest thereunder has been assigned to Borrower.

      "Tenants" means the tenants or subtenants, as applicable, under the Tenant Leases.

      "Title Company" means Chicago Title Insurance Company.

      "Title Policies" means the title policies issued to Agent pursuant to
Section 4.3.

      "Transferee" is defined in Section 12.4.

      "Trinity Property" shall mean the land located in Chicago, Illinois and legally described in Exhibit A-6 attached hereto and made a part hereof, together with all buildings, fixtures and other improvements, now or hereafter owned or acquired by Borrower and situated thereon and all rights and easements appurtenant thereto.

      "Type" means, with respect to any Portion, its nature as a Floating Rate Portion or a Eurodollar Portion.

      "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

      "Unmatured Default" means an event or condition which but for the lapse of time or the giving of notice, or both, would constitute a Default.

      The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

                                    THE LOANS

      2.1 AGREEMENT TO LEND AND BORROW. Subject to the terms, provisions and conditions contained in this Agreement and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to lend to Borrower the amount set forth opposite such Lender's signature below and Borrower agrees to borrow from the Lenders the amount of such Loans. Borrower shall not be entitled to reborrow portions of the Loans once repaid or prepaid.

      2.2 EVIDENCE OF INDEBTEDNESS. The Loans are and shall be evidenced by the Notes and shall bear interest calculated and payable as provided below. The outstanding principal balance of the Loans, together with all accrued and unpaid interest thereon and all other amounts due and payable by Borrower to Lenders under this Agreement, the Notes and the other Loan Documents shall be due and payable in full on the Maturity Date.

      2.3 TYPES OF PORTIONS. The Loans may consist of Floating Rate Portions or Eurodollar Portions, or a combination thereof, selected by the Borrower in accordance with Sections 2.7 and 2.8.

      2.4 COMMITMENT FEES. On the Closing Date, Borrower agrees to pay to the Agent for the account of each Lender a non-refundable commitment fee in the amount of $100,000. In addition to the foregoing, in the event that the Loans have not been fully repaid on or before the six-month anniversary of the Closing Date and the Permanent Loan Condition has not been satisfied on or prior to such six-month anniversary or does not remain satisfied, Borrower shall pay to Agent for the account of each Lender an additional non-refundable commitment fee in the amount of $50,000 on the later to occur of the six-month anniversary of the Closing Date or five (5) days after demand from Agent following the occurrence of any event resulting in the Permanent Loan Condition no longer being satisfied.

      2.5 MINIMUM AMOUNT OF EACH PORTION AND MAXIMUM NUMBER OF PORTIONS. Each Eurodollar Portion shall be in the minimum amount of $500,000. No more than five
(5) Portions shall exist at any one time.

      2.6 OPTIONAL PRINCIPAL PAYMENTS. Subject to the last sentence of this
Section 2.6, Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Portions upon one Business Days' prior notice to the Agent. Subject to the last sentence of this Section 2.6, the Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Portions, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Eurodollar Portions upon three Business Days' prior notice to the Agent. Notwithstanding anything contained herein to the contrary, unless the outstanding principal balance of the Loans are repaid in full, the outstanding principal balance of the Loans shall at all times equal or exceed $15,000,000.

            2.7 METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR PORTIONS ON CLOSING DATE. Borrower shall select the Type of Portion and, in the case of each Eurodollar Portion, the Interest Period applicable thereto from time to time. Borrower shall give the Agent irrevocable notice (an "Initial Notice") not later than 12:00 p.m. (Chicago time) at least one Business Day before the Closing Date with respect to each Floating Rate Portion and three Business Days before the Closing Date with respect to each Eurodollar Portion, specifying:

                  (i) the aggregate amount of such Portion,

                  (ii) the Type of Portion selected, and

                  (iii) in the case of each Eurodollar Portion, the duration of the Interest Period applicable thereto.

      2.8 CONVERSION AND CONTINUATION OF OUTSTANDING PORTIONS. Floating Rate Portions shall continue as Floating Rate Portions unless and until such Floating Rate Portions are converted into Eurodollar Portions pursuant to this Section
2.6 or are repaid in accordance with Section 2.8 . Each Eurodollar Portion shall continue as a Eurodollar Portion until the end of the then applicable Interest Period therefor, at which time such Eurodollar Portion shall be automatically converted into a Floating Rate Portion unless (x) such Eurodollar Portion is or was repaid in accordance with Section 2.6 or (y) Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Portion continue as a Eurodollar Portion for the same or another Interest Period. Subject to the terms of Section 2.5, Borrower may elect from time to time to convert all or any part of a Floating Rate Portion into a Eurodollar Portion. Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Portion into a Eurodollar Portion or continuation of a Eurodollar Portion not later than 12:00 p.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

                  (i) the requested date, which shall be a Business Day, of such conversion or continuation,

                  (ii) the aggregate amount and Type of the Portion which is to be converted or continued, and

                  (iii) the amount of such Portion which is to be converted into or continued as a Eurodollar Portion and the duration of the Interest Period applicable thereto.

      2.9 CHANGES IN INTEREST RATE, ETC. Each Floating Rate Portion shall bear interest on the outstanding principal amount thereof for each day from and including the date such Portion is designated or is automatically converted from a Eurodollar Portion into a Floating Rate Portion pursuant to Section 2.8, to but excluding the date it is paid or is converted into a Eurodollar Portion pursuant to Section 2.8 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on any Portion maintained as a Floating Rate Portion will take effect simultaneously with each change in the Alternate Base Rate or the Applicable Margin. Each Eurodollar Portion shall bear interest on the outstanding principal amount thereof for each day from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Portion based upon the Borrower's selections under Sections 2.7 and 2.8, any changes in the Applicable Margin and otherwise in accordance with the terms hereof. No Interest Period may end after the Maturity Date.

      2.10 RATES APPLICABLE AFTER DEFAULT. Notwithstanding anything to the contrary contained in Section 2.7, 2.8 or 2.9, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Portion may be made as, converted into or continued as a Eurodollar Portion. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that the outstanding principal balance of the Loans (whether theretofore consisting of one or more Eurodollar Portions or Floating Rate Portions) shall thereafter bear interest at a rate per annum equal to the Alternative Base Rate in effect from time to time, plus 6%, PROVIDED that, during the continuance of a Default under Section 7.4 or 7.5, the default interest rate set forth herein shall be applicable to the Loan without any election or action on the part of the Agent or any Lender.

      2.11 METHOD OF PAYMENT. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge any accounts of the Borrower maintained with Bank One for each payment of principal, interest and fees as the same become due hereunder.

      2.12 EVIDENCE OF INDEBTEDNESS.

                  (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from the Loan made by such Lender to Borrower, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (iv) The Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (c) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

                  (v) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be PRIMA FACIE evidence of the existence and amounts of the Obligations therein recorded; PROVIDED, HOWEVER, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

      2.13 TELEPHONIC NOTICES. The Borrower hereby authorizes the Lenders and the Agent to convert or continue Portions, effect selections of Types of Portions and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow the Initial Notice and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

      2.14 INTEREST PAYMENT DATES; INTEREST AND FEE BASIS. Interest accrued on each Portion shall be payable on each Payment Date, commencing with the first such Payment Date to occur after the Closing Date, on any date on which a Portion is prepaid, whether due to acceleration or otherwise, and on the Maturity Date. Notwithstanding the foregoing, interest accrued on that portion of the outstanding principal amount of any Floating Rate Portion converted into a Eurodollar Portion on a day other than a Payment Date shall be payable on the date of conversion. Interest shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day a Portion is established but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on a Portion shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

      2.15 NOTIFICATION OF INTEREST RATES AND PREPAYMENTS. Promptly after receipt thereof, the Agent will notify each Lender of the contents of the Initial Notice, any Conversion/Continuation Notice and any repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Portion promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

      2.16 LENDING INSTALLATIONS. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Installation. Each Lender may, by written notice to the Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations for whose account Loan payments are to be made.

      2.17 NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Borrower notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If the Borrower has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

      2.18 USURY. All agreements herein are expressly limited so that in no contingency or event whatsoever, whether by reason of the disbursement of the proceeds of the Loans, the acceleration of the maturity of the unpaid principal balance of the Loans, or otherwise, shall the amount paid or agreed to be paid to the Lenders for the use, forbearance or detention of the money to be advanced under the Loan exceed the highest lawful rate permissible under applicable usury laws. If, from any circumstances whatsoever, the fulfillment of any provision of this Agreement or any of the other Loan Documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable to the Loan, then, IPSO FACTO, the obligation to be fulfilled shall be reduced to the limit of such validity;

and if, from any circumstance, any Lender shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of such Lender's portion of the unpaid principal balance due on the Loan and not to the payment of interest.

      2.19 LATE CHARGES. If any payment of interest or principal is not received by Agent within five (5) days after the date such payment is due, then at the option of the Agent, in addition to the remedies conferred upon Agent pursuant to this Agreement and the other Loan Documents, a late charge of five percent (5%) of the amount of the regularly scheduled payment or $25.00, whichever is greater, will be added to the delinquent amount to compensate Agent for the expense of handling the delinquency for any payment past due in excess of ten
(10) days, regardless of any notice and cure periods. Such Late Charge is an administrative charge that will be 100% retained by Agent and not paid to the Lenders.

      2.20 CLOSING COSTS AND EXPENSES. In addition to the commitment fees payable as provided in Section 2.4 above, Borrower shall pay, on or prior to the Closing Date, all closing costs and other fees and expenses incurred by Agent in connection with the Loan (including Appraisal fees, title insurance premiums, escrow fees, recording fees, out of pocket syndication expenses and attorneys' fees and expenses), and other expenses as provided herein. Borrower hereby acknowledges and agrees that the commitment fees do not include payment of any such costs, fees or expenses.

                                   ARTICLE III

                             YIELD PROTECTION; TAXES

      3.1 YIELD PROTECTION. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                  (i) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Eurodollar Portions, or

                  (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Portions), or

                  (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Eurodollar Portions or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Eurodollar Portions, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Eurodollar Portions held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Eurodollar Portions or to reduce the return received by such Lender or applicable Lending Installation in connection with such Eurodollar Portions, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

      3.2 CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change (as hereinafter defined), then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement or its Loans (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines (as hereinafter defined), or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and
(ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

      3.3 AVAILABILITY OF TYPES OF PORTIONS. If any Lender determines that maintenance of Eurodollar Portions at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Portions are not available, or (ii) the interest rate applicable to Eurodollar Portions does not accurately reflect the cost of making or maintaining Eurodollar Portions, then the Agent shall suspend the availability of Eurodollar Portions and require any affected Eurodollar Portions to be repaid or converted to Floating Rate Portions.

      3.4 FUNDING INDEMNIFICATION. If any payment of a Eurodollar Portion occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Portion.

      3.5 TAXES.

                  (i) All payments by the Borrower to or for the account of any
            Lender or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

                  (ii) In addition, the Borrower hereby agrees to pay any
            present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("Other Taxes").

                  (iii) The Borrower hereby agrees to indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent or such Lender as a result of any Loans made by it hereunder, or otherwise in connection with its participation in this Agreement and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent or such Lender makes demand therefor pursuant to Section 3.6.

                  (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not more than ten Business Days after the date of this Agreement, (i) deliver to the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to the Agent a United States

            Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, UNLESS an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                  (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause
            (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this
            Section 3.5 with respect to Taxes imposed by the United States; PROVIDED that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

                  (vi) Any Lender that is entitled to an exemption from or
            reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

                  (vii) If the U.S. Internal Revenue Service or any other
            governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

      3.6 LENDER STATEMENTS; SURVIVAL OF INDEMNITY. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Portions to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Portions under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Portion shall be calculated as though each Lender funded its Eurodollar Portion through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

                                   ARTICLE IV

                         CONDITIONS PRECEDENT TO CLOSING

      4.1 APPRAISALS AND REMARGINING.

            (a) As a condition precedent to disbursement of the Loans, Agent shall have determined that the Loan-to-Value Ratio shall not be more than 60%. If for any reason the Loan-to-Value Ratio exceeds 60%, Lenders shall have the right to reduce the Maximum Aggregate Amount to an amount at which the Loan-to-Value Ratio will not exceed 60%.

            (b) If prior to the Closing Date, the Appraisals have not been completed and approved by Agent, Lenders may nonetheless, in their sole and absolute discretion, proceed to make the Loans in the Maximum Aggregate Amount, provided that if the completed and approved Appraisals disclose that the Loan-to-Value Ratio exceeds 60%, Borrower shall, within ten (10days after written demand from Agent, make a principal payment to Agent in the amount by which the outstanding principal balance of the Loans exceeds the amount of Loans that would be necessary such that the Loan-to-Value Ratio would not exceed 60%.

      4.2 CONDITIONS PRECEDENT TO CLOSING. The Lenders' obligation to make the Loans and to perform the remainder of their obligations under this Agreement are subject to the Lenders' and the Agent's satisfaction of the conditions contained herein in this Article IV.

      4.3 GENERAL CONDITIONS. Borrower shall have delivered each of the following items to the Agent for approval and Agent shall have approved the same:

            (a) The Loan Documents;

            (b) Three copies of a plat of survey of each Collateral Property (collectively, the "Surveys") prepared and certified by a registered surveyor licensed in Illinois in compliance with the minimum detail requirements most recently established by ALTA/ACSM (for a Class A Survey), including, without limitation: the boundaries and legal descriptions of the land comprising each Collateral Property; the location of all existing buildings, parking areas and other improvements on such land; the area of such land in square feet and acres (to the nearest one one-hundredth of an acre); the location of all set-back lines, rights-of-way, easements and public utilities located on such land; the location of all abutting roadways, streets, and alleys; the location of utility services and storm drain and sewer facilities; and showing any encroachments by improvements on such land over easements or adjoining property and showing any encroachments from adjoining property onto such land. The Surveys shall be as of a current date and shall be certified in favor of Agent and the Title Company. All matters shown on the Surveys must be acceptable to Agent.

            (c ) Evidence that the following insurance coverages are in effect with respect to the Collateral Properties and in forms satisfactory to
      Agent:

            (i) Policies of insurance evidencing bodily injury, death or property damage liability coverages in amounts not less than $2,000,000 (combined single limit), and an excess/umbrella liability coverage in an amount not less than $10,000,000 shall be in effect with respect to Borrower. Such policies must be written on an occurrence basis so as to provide blanket contractual liability, broad form property damage coverage, and coverage for products and completed operations;

            (ii) "Special Cause of Loss" insurance on the buildings and other improvements constituting the Collateral Properties in amounts equal to the replacement cost of such buildings, but not less than $36,000,000;

            (iii) If applicable, evidence of worker's compensation insurance coverage satisfactory to Agent;

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

            (iv) If the Collateral Properties, or any part thereof, lie within a "special flood hazard area" as designated on maps prepared by the Department of Housing and Urban Development, a National Flood Insurance Association standard flood insurance policy, plus insurance from a private insurance carrier if necessary, for the duration of the Loans in the amount of the full insurable value of the Collateral Properties; and

            (v) Such other insurance as Agent may reasonably require, which may include, without limitation, errors and omissions insurance with respect to the contractors, architects and engineers, rent abatement and/or business loss insurance.

      All insurance policies shall (v) be issued by an insurance company having a rating of "A" VII or better by A.M. Best Co., in Best's Rating Guide,
      (w) name Agent as an additional insured on all liability insurance and as mortgagee and loss payee on all casualty insurance, (x) provide that Agent is to receive thirty (30) days written notice prior to non-renewal or cancellation, (y) be evidenced by a certificate of insurance to be held by Agent, and (z)be in form and amounts reasonably acceptable to Agent.

            (d) Fee and Leasehold Loan Policies of Title Insurance issued by the Title Company in the full amount of the Loan insuring that (x) the Fee Mortgage will be a first lien upon the fee simple title to the Naperville Property, and (y) the Leasehold Mortgage will be a first lien upon the leasehold interests under the Ground Leases and fee simple title to the buildings comprising the Collateral Properties subject to the Ground Leases, subject to no liens, claims, exceptions or encumbrances except the Permitted Exceptions and containing the following endorsements:

            (i) ALTA Broad Form 3.1 Zoning Endorsement, including parking and deleting the standard marketability exclusion;

            (ii)  Comprehensive Endorsement No. 1;

            (iii) Vehicular Access Endorsement;

            (iv)  Survey/Legal Description Endorsement; and

            (v) Such additional endorsements as may be reasonably required by Agent based upon its review of the Title Policies and Surveys;

            (e) Copies of all recorded documents described in the Title
      Policies;

            (f) A copy of the operating agreement creating Borrower, certified by the manager of Borrower as being a true and correct copy and as otherwise unmodified and in full force and effect, a certified copy of the Certificate of Formation of Borrower, including all amendments thereto, a current Certificate of Good Standing for Borrower from its state of organization and the State of Illinois, a certificate from the manager of Borrower providing that no certificate of dissolution has been filed, an incumbency certificate showing specimen signatures for all of the managers of Borrower executing any Loan Documents and, if necessary, certified copies of resolutions from the members or managers of Borrower authorizing execution and delivery of the Loan Documents.

            (g) A copy of the partnership agreement creating Great Lakes LP, certified by the general partner of Great Lakes LP as being a true and correct copy and as otherwise unmodified and in full force and effect, a certified copy of the certificate of limited partnership (and amendments thereto) of Great Lakes LP and a current Certificate of Good Standing for Great Lakes LP from its state of organization and from the State of Illinois;

            (h) A certified copy of the Articles of Organization, Trust Agreement and By-Laws of Great Lakes REIT, including all amendments thereto, a certified copy of the Certificate of Organization (and amendments thereto) of Great Lakes REIT, a current Certificate of Good Standing for Great Lakes REIT from its state of organization and from the State of Illinois, and an incumbency certificate showing specimen signatures for all officers of Great Lakes REIT executing the Loan Documents, and certified copies of director resolutions authorizing execution and delivery of the Loan Documents;

            (i) Opinion letter from counsel for Borrower and the Guarantors in a form satisfactory to Agent;

            (j) Evidence that (i) no portion of the Collateral Properties on which buildings or other improvements is located in an area designated by the Secretary of Housing and Urban Development as having special flood hazards; or if any portion of the Project is so located, evidence that flood insurance is in effect; and (ii) no portion of the Collateral Properties is located in a federally, state or locally designated wetland or other type of government protected area.

            (k) A written report ("Environmental Report") prepared at Borrower's sole cost and expense by an independent professional environmental consultant approved by Agent in its sole and absolute discretion. The Environmental Report shall be subject to Agent's approval in its sole and absolute discretion. If the Environmental Report reveals contamination or conditions warranting further investigation in order to establish baseline data, Agent may require, in its sole and absolute discretion, an additional written report (also referred to herein as the "Environmental Report") based on additional testing and investigation in order to define the source and extent of the contamination or to establish baseline data, as well as to provide relevant detailed information on the area's geological and hydrogeological conditions. Any additional Environmental Report prepared pursuant to this requirement shall be subject to Agent's approval, in its sole and absolute discretion.

            (l) Certified copies of the Standard Lease Form, all Tenant Leases then in effect or out for signature that Agent may request, and a rent roll (collectively, "Rent Rolls") certified by an Authorized Officer with respect to each Collateral Property. In addition, Borrower shall deliver to Lender estoppel certificates and subordination non-disturbance and attornment agreements from such Tenants as Agent may require. Borrower shall deposit all security deposits required under Tenant Leases with Agent in an account in Borrower's name, which account shall be pledged to Agent pursuant to the Assignment of Rents and Leases; provided, however, that such security deposits may only be applied in accordance with the terms and conditions of the Leases.

            (m) Appraisals (collectively, "Appraisals") acceptable to the Agent, prepared by an independent appraiser engaged directly by the Agent, of each Collateral Property, which appraisals satisfy the requirements of the Financial Institutions Reform, Recovery and Enforcement Act, as amended, and the regulations promulgated thereunder, and which shall evidence compliance with the supervisory loan-to-value limits set forth in the Federal Deposit Insurance Corporation Improvement Act of 1991, as amended, and the regulations promulgated thereunder, if applicable.

            (o) Certified copies of the Ground Leases, Memoranda of Ground Leases and the Rights of First Refusal and Covenants Not to Compete, together with a Recognition Agreement from the Ground Lessor.

            (p) Financial statements, including a balance sheet, cash flow statement and profit and loss statement for each Guarantor for the most recent calendar year.

            (q) Financial statements for the Collateral Properties for the last three calendar years and an interim financial statement for the current year, reflecting the operations of the Collateral Properties.

            (r) A physical inspection report of the Collateral Properties prepared by an architectural firm engaged by Agent.

            (s) Copies of all federal, state and local governmental permits, licenses and other approvals required for the operation of the Collateral Properties.

            (t) Such other items or documents as Agent may reasonably require.

      4.4 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects.

      4.5 NO DEFAULTS. No Defaults or Unmatured Default shall exist under this Agreement or any of the other Loan Documents.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

      Borrower represents and warrants to the Lenders that:

      5.1 EXISTENCE AND STANDING. Borrower is a limited liability company duly and properly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted. Great Lakes LP is a limited partnership duly and properly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted. Great Lakes REIT is a trust duly and properly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted

      5.2 AUTHORIZATION AND VALIDITY. Borrower has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by Borrower of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper limited liability company action, and the Loan Documents to which Borrower is a party constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, equity, insolvency or similar laws affecting the enforcement of creditors' rights generally. The Guarantors have the power and authority and legal right to execute and deliver the Loan Documents to which they are a party and to perform their obligations thereunder. The execution and delivery by the Guarantors of the Loan Documents to which they are a party and the performance of their obligations thereunder have been duly authorized by proper partnership and corporate action, as applicable, and the Loan Documents to which the Guarantors are a party constitute legal, valid and binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms, except as enforceability may be limited by bankruptcy, equity, insolvency or similar laws affecting the enforcement of creditors' rights generally.

      5.3 NO CONFLICT; GOVERNMENT CONSENT. Neither the execution and delivery by Borrower or either Guarantor of the Loan Documents to which each is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will (a) violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Borrower or either Guarantor, or (ii) Borrower's or either Guarantor's operating agreement, partnership agreement, trust agreement, by-laws, articles of organization or formation, or certificate of limited partnership, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which Borrower or either Guarantor is a party or is subject, or by which it, or its Property, is bound, or (b) conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of Borrower or either Guarantor pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by Borrower or either Guarantor, is required to be obtained by Borrower or either Guarantor in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations, the payment and performance by Guarantors of their obligations under the Guaranty and the Environmental Indemnity or the legality, validity, binding effect or enforceability of any of the Loan Documents.

      5.4 FINANCIAL STATEMENTS. All financial statements submitted to Lender relating to Borrower, the Guarantors and the Collateral Properties are true, complete and correct, and have been prepared in accordance with general accounting principles consistently applied and fairly present the financial condition of the Person or Property to which they pertain and the other information therein described and do not contain any untrue statement of a material fact or omit to state a fact material to the financial statement submitted or this Agreement. Borrower and each Guarantor are solvent and able to pay their respective debts as such debts become due, and they have capital sufficient to carry on their respective present businesses and transactions and all businesses and transactions in which they are about to engage. None of Borrower or any Guarantor (i) is bankrupt or insolvent, (ii) has made an assignment for the benefit of its or his creditors, (iii) has had a trustee or receiver appointed, (iv) has had any bankruptcy, reorganization or insolvency proceedings instituted by or against it or him, or (v) shall be rendered insolvent by its execution, delivery or performance of this Agreement or the Loan Documents or by the transactions contemplated hereunder and thereunder.

      5.5 MATERIAL ADVERSE CHANGE. Since August 1, 2002, there has been no change in the business, Property, condition (financial or otherwise) or results of operations of the Borrower, the Guarantors or the Collateral Properties which could reasonably be expected to have a Material Adverse Effect.

      5.6 TAXES. The Guarantors have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Guarantors, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Guarantors in respect of any taxes or other governmental charges are adequate. Borrower qualifies for partnership tax treatment under United States federal tax law.

      5.7 LITIGATION AND CONTINGENT OBLIGATIONS. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting Borrower, either Guarantor or any of the Collateral Properties which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of the Loans. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Borrower and the Guarantors have no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

      5.8 ERISA. There are no Unfunded Liabilities of any Single Employer Plans. None of the Borrower, either Guarantor or any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans. Each Plan complies in all material respects with all Applicable Laws, no Reportable Event has occurred with respect to any Plan, none of the Borrower, either Guarantor or any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan. Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. ss. 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which iS subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or
Section 4975 of the Code.

      5.9 ACCURACY OF INFORMATION. No information, exhibit or report furnished by Borrower or the Guarantors to the Agent or to any Lender in connection with the negotiation of or compliance with the Loan Documents contains any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

      5.10 MATERIAL AGREEMENTS. Neither the Borrower nor either Guarantor is a party to any agreement or instrument or subject to any charter or other limited liability, company, partnership, trust restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor either Guarantor is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect, or (ii) any agreement or instrument evidencing or governing Indebtedness in excess of $10,000,000.

      5.11 COMPLIANCE WITH LAWS. The Collateral Properties and the use, occupancy and operation thereof for their existing purposes do not violate the Ground Leases or any Applicable Laws (including without limitation, those relating to environmental protection, water use, zoning, building, fire, health or safety or the Americans with Disabilities Act), any contractual arrangements with third parties or any covenants, conditions, easements, rights of way or restrictions of record. None of Borrower, any Guarantor or any agent thereof has received any notice, written or otherwise, alleging any such violation, which violation has not previously been cured. The Collateral Properties are in full compliance and conformity with all zoning requirements, including without limitation, those relating to setbacks, height, parking, floor area ratio, fire lanes and percentage of land coverage. No right to any off-site facilities is necessary to insure compliance by the Collateral Properties with all environmental protection, public highway, water use, zoning, building, fire, health, safety or similar statutes, laws, ordinances, codes, rules, regulations, orders and decrees. There has not been committed by or on behalf of Borrower, or to Borrower's knowledge, any other Person in occupancy of or involved with the operation of use of any of the Collateral Properties, any act or omission affording the Federal Government or any state or local government the right of forfeiture against any of the Collateral Properties or any portion thereof or any monies paid in performance of its obligations under any of the Loan Documents. Borrower does not have any outstanding Indebtedness other than the Loans.

      5.12 ENVIRONMENTAL MATTERS. Neither Borrower nor either Guarantor has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect. Except as described in the Environmental Report, no Hazardous Materials have been generated, released, stored or deposited over, beneath or on the Collateral Properties or in any structure located on the Collateral Properties. To the best of Borrower's knowledge and except as described in the Environmental Report, no Hazardous Materials have been used or will be used in the construction of all or any portion of the Collateral Properties, nor, has any part of the Collateral Properties been used for or as a land fill, the result of which could impose any liability against Borrower, Agent, Lenders or the Collateral Properties under any Applicable Law or regulation. Borrower covenants that it shall indemnify, hold harmless and defend Agent, for the benefit of the Lenders, from any and all claims, losses, damages, response costs and expenses (collectively, "Claims") arising out of or in any way relating to the past, present or future presence, removal or disposal of any Hazardous Materials over, beneath, in or on the Collateral Properties regardless of whether such presence, removal or disposal constitutes a breach of the representations, warranties, covenants and agreements set forth in this Sections, including, but not limited to: (a) claims of third parties (including governmental agencies) for damages, penalties, response costs, injunctive or other relief; (b) costs of removal and restoration, including fees of attorneys and experts and costs of reporting the existence of any Hazardous Materials to any governmental agency; and (c) any and all expenses or obligations incurred at, before and after any trial or appeal therefrom, including without limitation, reasonable attorneys' fees, witness fees, deposition costs, photocopying charges and other expenses, all of which shall be paid by Borrower when incurred.

      5.13 FINANCING STATEMENTS. There are no UCC financing statements in effect other than those to be filed and/or recorded by Agent which name Borrower as debtor and pertain to any rights in any of the Collateral Properties.

      5.14 TITLE. As of the date hereof, Borrower owns fee simple title to the Naperville Property, free and clear of all liens, claims and encumbrances, except the Permitted Exceptions. As of the date hereof, Borrower owns a leasehold estate in the Collateral Properties that are subject to the Ground Leases and fee simple title to the buildings and other properties comprising said Collateral Properties that are subject to the

Ground Leases, free and clear of all liens, claims and encumbrances, except the Permitted Exceptions.

      5.15 GROUND LEASES. Borrower has delivered to Agent true, complete and correct copies of the Ground Leases. The Ground Leases are in full force and effect, unamended, and no default exists thereunder by any party thereto.

      5.16 INVESTMENT COMPANY ACT. Neither Borrower nor either Guarantor is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

      5.17 PUBLIC UTILITY HOLDING COMPANY ACT. Neither Borrower nor either Guarantor is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      5.18 TENANT LEASES. To the best of Borrower's knowledge, Borrower has delivered to Lender true, complete and correct copies of the Tenant Leases. To the best of Borrower's knowledge, (i) the Tenant Leases are in full force and effect, unamended and no default exists thereunder by any party thereto, except as shown in the Rent Rolls, and (ii) the Rent Rolls are true and correct and all material respect as of the date thereof. To the best of Borrower's knowledge and except as indicated in the Rent Rolls, (i) no Tenant has any extension, renewal or termination options, (ii) no security deposits are being held by Borrower,
(iii) all work to be performed to date by the landlord under the Tenant Leases has substantially performed, all contributions to be made to date by the landlord to the Tenants thereunder have been made and all other conditions to each such Tenant's obligations thereunder required to be satisfied to date, other than ordinary ongoing obligations of a landlord, have been satisfied or waived by the applicable Tenant, (iv) no Tenant or any other Party has any option, right of first refusal or similar preferential right to purchase or lease all or any portion of the Collateral Properties or to require Borrower to perform or finance any tenant improvements or material or alterations to the Collateral Properties, and (v) no Tenant has any rights to require Borrower to perform additional work, make additional contributions to such Tenant or satisfy other conditions to such Tenant's obligations thereunder, other than ordinary, ongoing obligations of a landlord. To the best of Borrower's knowledge and except as indicated in the Rent Rolls, no rent (exclusive of any security deposits) under any Tenant Lease has been paid more than thirty (30) days in advance of its due date and no payments of rent under any Tenant Lease or more than thirty (30) days delinquent.

      5.19 UTILITIES; AUTHORITIES. All utilities and municipal services required for use, operation and occupancy of the Collateral Properties (including, without limitation, water, storm sewer, sanitary sewer and drainage, electric, gas, cable services and telephone facilities) are available for use at the boundaries of the respective Collateral Properties (or in the streets adjoining the respective Collateral Properties), and all requirements for the use of and connection to such utilities and municipal services have been fulfilled. All building, zoning, safety, health, fire, water district, sewerage, access (including curb cuts and highway access) and environmental protection agency permits and other licenses and approvals which are required for the use, occupancy and operation of the Collateral Properties as medical office buildings have been obtained by or furnished to Borrower and are in full force and effect.

      5.20 PHYSICAL CONDITION. Except for matters set forth in the written inspection reports delivered by Borrower to Agent, the Collateral Properties (including sidewalks, store drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, irrogation systems and structural components) are in good condition, order and repair in all material respect.

      5.21 MANAGEMENT. No property management agreements are in effect with respect to the Collateral Properties.

      5.22 CONDEMNATION. No condemnation has been commenced, or to Borrower's knowledge, is contemplated as of the date hereof with respect to all or any portion of the Collateral Properties or for the relocation of roadways providing access to any of the Collateral Properties.

                                   ARTICLE VI

                                    COVENANTS

      During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

      6.1 FINANCIAL REPORTING. The Borrower will maintain a system of accounting established and administered in accordance with the Agreement Accounting Principles, and shall furnish to the Agent:

            (i) Within 45 days after the close of each calendar quarter, quarterly operating statements for the Collateral Properties, including a balance sheet, statement of income and expense and rent roll, all in form, scope and detail satisfactory to agent and certified by an Authorized Representative; and

            (ii) Within 90 days after the end of each calendar year, annual audited financial statements for Borrower and the Collateral Properties certified by an Authorized Representative, together with an unqualified accountant's opinion in a form satisfactory to agent.

      6.2 MAINTENANCE OF MINIMUM DSCR. During each Quarter, commencing with the calendar quarter ending December 31, 2002, the DSCR (measured with respect to the Quarter then ended) for the Collateral Properties shall equal or exceed 1.50 to 1.0. If Agent determines that the DSCR does not equal or exceed 1.50 to 1.0, Agent shall so notify Borrower and within ten (10) days after delivery of such notice, Borrower shall pay to Agent, to be applied ratably among the Loans, an amount of principal following which the DSCR shall equal 1.50 to 1.0.

      6.3 USE OF PROCEEDS. Borrower will use the proceeds of the Loans to acquire the Collateral Properties. Borrower will not use any of the proceeds of the Loans to purchase or carry any "margin stock" (as defined in Regulation
U) or to acquire any Property other than the Collateral Properties.

      6.4 NOTICE OF DEFAULT. Borrower will give prompt notice in writing to the Agent of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect, including without limitation, copies of any notices of default received from the Ground Lessor or any Tenants.

      6.5 CONDUCT OF BUSINESS. Borrower will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly organized, validly existing and in good standing as a limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

      6.6 TAXES. Borrower will timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles. Borrower will qualify for partnership tax treatment under United States federal tax law.

      6.7 INSURANCE. Borrower will maintain all insurance policies required pursuant to Section 4.3 above, and the Borrower will furnish to Agent upon request full information as to the insurance carried.

      6.8 COMPLIANCE WITH LAWS. Borrower will, and will cause each Collateral Property to, comply with all Applicable Laws, including, without limitation, all Environmental Laws.

      6.9 MAINTENANCE OF COLLATERAL PROPERTIES. Borrower will do all things necessary to maintain, preserve, protect and keep the Collateral Properties in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that the business carried on in connection therewith may be properly conducted at all times.

      6.10 INSPECTION. Borrower will permit the Agent and the Lenders, by their respective representatives and agents, at reasonable times and upon prior reasonable notice, to inspect any of the Collateral Properties and the books and financial records of Borrower and each Guarantor relating thereto and to the Loan Documents, to examine and make copies of the books of accounts and other financial records of Borrower and each Guarantor, and to discuss the affairs, finances and accounts of Borrower and each Guarantor with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent or any Lender may designate.

      6.11 INDEBTEDNESS. Borrower will not create, incur or suffer to exist any Indebtedness, except:

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

            (i)   The Loans; and

            (ii) Trade payables incurred in the ordinary course of business which shall not at any one time exceed the aggregate sum of $100,000.

      6.12 MERGER. Borrower will not merge or consolidate with or into any other Person.

      6.13 INVESTMENTS AND ACQUISITIONS. Borrower will not make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Affiliates), or commitments therefor or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except Cash Equivalent Investments.

      6.14 LIENS. Borrower will not create, incur, or suffer to exist any Lien in, of or on any of the Collateral Properties, except:

            (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books;

            (ii) Mechanics' liens which are being contested in good faith by appropriate proceedings for which the conditions contained in the Mortgage or the Leasehold Mortgage applicable to such contest have been satisfied;

            (iii) Liens constituting Permitted Exceptions and

            (iv) Liens in favor of the Agent, for the benefit of the Lenders, granted pursuant to any Collateral Document.

      6.15 AFFILIATES. Borrower will not enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to Borrower than Borrower would obtain in a comparable arms-length transaction, provided that any continuing agreement with an Affiliate must be terminable, without payment or penalty, upon not less than thirty days' prior written notice

      6.16 GROUND LEASES AND TENANT LEASES. Borrower will promptly perform when due all of its obligations, and liabilities under the Ground Leases and Tenant Leases. Borrower will not amend or terminate any Ground Lease without the prior written consent of Agent. Borrower shall promptly give to Agent notice of the occurrence of any event which does or would with the passage of time or the giving of notice, or both, constitute an Event of Default under any Ground Lease.

      6.17 SALE, ENCUMBRANCE AND LEASING OF COLLATERAL PROPERTIES. Borrower shall not, without Lender's prior written consent, suffer, permit or enter into any agreement for any sale, lease, transfer, or in any way encumber or dispose of or grant or suffer any security or other assignment (collateral or otherwise) of or in all or any portion of the Collateral Properties. Any consent given by Lender or deemed to have been given by Lender, or any waiver of default under this Section 6.17, shall not constitute a consent to, or waiver of any right, remedy or power of Lender under any subsequent default hereunder. Notwithstanding the foregoing, Borrower may, execute Tenant Leases, provided, however, that such Tenant Leases are on the Standard Lease Form and are otherwise permitted by the terms and provisions of the Assignment of Rents and Leases. In addition, Borrower shall have the right to sell or refinance any Collateral Property, provided that each of the following conditions is satisfied:

            (a) No Default or Unmatured Default exists at the time of the closing of the sale or refinancing;

            (b) Concurrently with the closing of the sale or refinancing, Borrower shall cause to be paid to Agent, for the benefit of Lenders (and following receipt of such amount, Agent shall cause a partial release of the Collateral Documents covering such Collateral Property to be delivered to Borrower), but subject to the restriction contained in (c) below, an amount equal to the greatest of: (i) 115% of the Maximum Aggregate Amount allocated to the Collateral Property being sold or refinanced (determined on a per square foot basis for all office buildings located on the Collateral Properties); (ii) 100% of the proceeds realized from such sale or refinancing, net of customary and reasonable closing costs, title charges, escrow fees and commissions payable to persons that are not Affiliates of Borrower or any Guarantor, all of which amounts shall be reasonably acceptable to Agent; (iii) an amount necessary to reduce the outstanding principal balance of the Loans such that the DSCR (based upon the reduced outstanding principal balance of the Loans) is equal to 1.6 to 1.0; or (iv) an amount necessary to reduce the outstanding principal balance of the Loans such that the ratio of the reduced outstanding principal balance of the Loans to the "Direct Cap Rate Value" is equal to or less than 50%. For purposes hereof, the "Direct Cap Rate Value" shall be equal to the Net Operating Income of the remaining Collateral Properties for the most recently ended Quarter capitalized on the basis of the weighted average capitalization rates for such Collateral Properties contained in the most recent Appraisals of such Collateral Properties; and

            (c ) Following any such sale or refinancing of a Collateral Property, the outstanding principle balance of the Loans shall not be less than $15,000,000.

      6.18 RESTRICTIONS AFFECTING BORROWER. Borrower covenants and agrees that, without the prior written consent of Lender, there shall not occur: (i) any amendment or modification of the Certificate of Formation or Operating Agreement establishing or governing Borrower; (ii) the release or discharge of Great Lakes LP as Borrower's sole manager; or (iii) the admission of any new manager of Borrower. At all times prior to the repayment of the Loan, (A) Great Lakes LP shall be the sole manager of Borrower and together with a future member to be owned by Tenants, shall be the sole members of Borrower, (B) neither Great Lakes LP nor any such future member shall sell, assign, transfer, pledge, encumber or dispose of all or any of its respective membership interests in Borrower, including the right to receive income or distributions from Borrower, (C) Great Lakes LP shall own not less than 55% of the membership interests in Borrower, free and clear of all liens, claims, encumbrances and rights of third parties, (D) Borrower shall not make or permit any distributions of cash flow or cash proceeds to any member of Borrower or any member, partner, subpartner, shareholder, officer, director or affiliate of any member of Borrower following the occurrence of any Unmatured Default or Default.

      6.19 USE OF INCOME. Borrower shall cause all rents and other income and receipts realized and received by Borrower from and in connection with the Collateral Properties to be used first for the purpose of paying interest on the Loans and then for the actual costs and expenses incurred by Borrower in connection with the ownership, operation, management and repair of the Collateral Properties, including without limitation, operating expenses, real estate taxes and insurance premiums.

      6.20 ADDITIONAL DOCUMENTS. Borrower shall not execute or record any document pertaining to, affecting or running with all or any portion of the Collateral Properties, without the prior written approval of Agent of the form and substance of such documents.

                                   ARTICLE VII

                                    DEFAULTS

      The occurrence of any one or more of the following events shall constitute a Default:

      7.1 Any representation or warranty made or deemed made by or on behalf of the Borrower or any Guarantor to the Lenders or the Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

      7.2 Nonpayment of principal of the Loans when due, or nonpayment of interest upon the Loans or of any commitment fee or other obligations under any of the Loan Documents within five (5) days after written notice from Agent.

      7.3 The breach by the Borrower (other than a breach which constitutes a Default under another section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within thirty days after written notice from the Agent or any Lender, provided, that if such breach by its nature can be cured, then so long as the continued operation and safety of the Collateral Properties, and the priority, validity and enforceability of the liens created by the Collateral Documents and the value of the Collateral Properties are not impaired, threatened or jeopardized, Borrower shall have an additional period of not to exceed 60 days after receipt of such written notice from Agent or any Lender to cure such breach, so long as

Borrower commences to cure such breach during the initial 30 day period and diligently and in good faith continues attempting to effect such cure.

      7.4 Borrower or either Guarantor shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.4 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.5.

      7.5 Without the application, approval or consent of Borrower or either Guarantor, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Guarantor of any substantial portion of its Property, or a proceeding described in Section 7.4(iv) shall be instituted against the Borrower or any Guarantor and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

      7.6 Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any material portion of the Property of the Borrower or any Guarantor.

      7.7 Borrower or either Guarantor shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $100,000 in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

      7.8 A breach of any of the covenants contained in Sections 6.14, 6.17 or
6.18 or the occurrence of any Change in Control.

      7.9 The failure of Guarantor to comply with any of the financial or other covenants contained in Section 8 of the Guaranty.

      7.10 The occurrence of any "Default" or "Event of Default" under any Loan or Credit Agreement between Bank One, as agent or individually, and either or both of the Guarantors.

      7.11 Borrower shall (i) be the subject of any proceeding or investigation pertaining to the release by the Borrower, or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect.

      7.12 The occurrence of any "Event of Default", as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided.

      7.13 Any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or the Borrower shall fail to comply with any of the terms or provisions of any Collateral Document.

      7.14 The occurrence of an "Event of Default" under any Ground Lease, regardless of whether or not such Event of Default is cured by Agent or any Lender.

                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

      8.1 ACCELERATION. If any Default described in Section 7.4 or 7.5 occurs with respect to Borrower or either Guarantor, the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may declare the Obligations to be due and payable, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

      8.2 AMENDMENTS. Subject to the provisions of this Section 8.2, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; PROVIDED, HOWEVER, that no such supplemental agreement shall, without the consent of all of the Lenders:

            (i) Extend the Maturity Date or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon;

            (ii) Reduce the percentage specified in the definition of Required Lenders; or

            (iii) Amend this Section 8.2.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent.

      8.3 PRESERVATION OF RIGHTS. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by Agent or the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

                                   ARTICLE IX

                               GENERAL PROVISIONS

      9.1 SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Loans herein contemplated.

      9.2 GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

      9.3 HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

      9.4 ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof.

      9.5 SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

      9.6 EXPENSES; INDEMNIFICATION.

            (i) The Borrower shall reimburse the Agent for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent) paid or incurred by the Agent in connection with the preparation, negotiation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent and the Lenders, which attorneys may be employees of the Agent or the Lenders) paid or incurred by the Agent or any Lender in connection with the collection and enforcement of the Loan Documents. Borrower acknowledges that from time to time Bank One may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the "Reports") pertaining to the Borrower's assets for internal use by Bank One from information furnished to it by or on behalf of the Borrower, after Bank One has exercised its rights of inspection pursuant to this Agreement.

            (ii) Borrower hereby further agrees to indemnify the Agent, each Lender, their respective Affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, any Lender or any Affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this
                  Section 9.6 shall survive the termination of this Agreement.

      9.7 NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

      9.8 ACCOUNTING. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

      9.9 SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

      9.10 NONLIABILITY OF LENDERS. The relationship between the Borrower on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Agent, nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

      9.11 CONFIDENTIALITY. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, (vii) permitted by Section 12.4 and (viii) to rating agencies if requested or required by such agencies in connection with a rating relating to the Advances hereunder.

      9.12 NONRELIANCE. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.

      9.13 DISCLOSURE. The Borrower and each Lender hereby acknowledge and agree that Bank One and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.

                                    ARTICLE X

                                    THE AGENT

      10.1 APPOINTMENT; NATURE OF RELATIONSHIP. Bank One, is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of the term "secured party" as defined in the Illinois Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

      10.2 POWERS. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

      10.3 GENERAL IMMUNITY. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

      10.4 NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or either Guarantor of any of the Obligations or of any of the Borrower's or any such Guarantor's respective subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

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

      10.5 ACTION ON INSTRUCTIONS OF LENDERS. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

      10.6 EMPLOYMENT OF AGENTS AND COUNSEL. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

      10.7 RELIANCE ON DOCUMENTS; COUNSEL. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

      10.8 AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Loans outstanding (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents,
(ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, PROVIDED that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding


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

the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

      10.9 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

      10.10 RIGHTS AS A LENDER. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or either Guarantor in which the Borrower or such Guarantor is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

      10.11 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

      10.12 SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

      10.13 DELEGATION TO AFFILIATES. The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

      10.14 COLLATERAL PROPERTY RELEASES. The Lenders hereby empower and authorize the Agent to execute and deliver to the Borrower on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of a Property Collateral which shall be permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved by the Required Lenders.

                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS

      11.1 SETOFF. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

      11.2 RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a

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

portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                   ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

      12.1 SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns permitted hereby, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with
Section 12.3, and (iii) any transfer by Participation must be made in compliance with Section 12.2. Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section
12.3.2. The parties to this Agreement acknowledge that clause (ii) of this
Section 12.1 relates only to absolute assignments and this Section 12.1 does not prohibit assignments creating security interests, including, without limitation,
(x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; PROVIDED, HOWEVER, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; PROVIDED, HOWEVER, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

      12.2 PARTICIPATIONS.

            12.2.1 PERMITTED PARTICIPANTS; EFFECT. Any Lender may at any time sell to one or more banks or other entities ("Participants") participating interests in the Loan owing to such Lender, any Note held by such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loan and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

            12.2.2 VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 8.2 or of any other Loan Document.

            12.2.3 BENEFIT OF CERTAIN PROVISIONS. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in
      Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, PROVIDED that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender. The Borrower further agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3, PROVIDED that (i) a Participant shall not be entitled to receive any greater payment under Section 3.1, 3.2 or 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrower, and (ii) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of Section 3.5 to the same extent as if it were a Lender.

      12.3 ASSIGNMENTS.

            12.3.1 PERMITTED ASSIGNMENTS. Any Lender may at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit B or in such other form as may be agreed to by the parties thereto. Each such assignment with respect to a Purchaser which is not a Lender or an

      Affiliate of a Lender or an Approved Fund shall either be in an amount equal to the entire applicable Commitment and Loans of the assigning Lender or (unless each of the Borrower and the Agent otherwise consents) be in an aggregate amount not less than $5,000,000.

            12.3.2 CONSENTS. The consent of the Agent shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund. Any consent required under this
      Section 12.3.2 shall not be unreasonably withheld or delayed.

            12.3.3 EFFECT; EFFECTIVE DATE. Upon (i) delivery to the Agent of an assignment, together with any consents required by Sections 12.3.1 and 12.3.2, and (ii) payment of a $3,500 fee to the Agent for processing such assignment (unless such fee is waived by the Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Commitment and Loans assigned to such Purchaser without any further consent or action by the Borrower, the Lenders or the Agent. In the case of an assignment covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the applicable agreement. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.3, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

            12.3.4 REGISTER. The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Chicago, Illinois a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

      12.4 DISSEMINATION OF INFORMATION. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; PROVIDED that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

      12.5 TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee which is not incorporated under the laws of the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

                                  ARTICLE XIII

                                     NOTICES

      13.1 NOTICES. Except as otherwise permitted with respect to Continuation/Conversion Notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, or (ii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; PROVIDED that notices to the Agent under
Article II shall not be effective until received.

      13.2 CHANGE OF ADDRESS. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                   ARTICLE XIV

                                  COUNTERPARTS

      This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

                                   ARTICLE XV

          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

      15.1 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

      15.2 CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

      15.3 WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

      IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

                       BORROWER:

                       GLR-MEDICAL PROPERTIES ONE, LLC, a Delaware limited liability company

                       By:      Great Lakes REIT, L.P., a Delaware limited
                                partnership
                          Its:  Managing Member/Manager

                                By:      Great Lakes REIT, a Maryland real
                                         estate investment trust
                                Its:     General Partner

                                       By:________________________________
                                         Name:    James Hicks
                                         Title:   Treasurer

                       Address:

                       c/o Great Lakes REIT
                       823 Commerce Drive, Suite 300
                       Oak Brook, Illinois  60523
                       Attention:  James Hicks
                       Telephone:  (630) 368-2900
                       Fax:  (630) 368-2929

                       With copies to:

                       Seyfarth Shaw
                       55 East Monroe Street, Suite 4200
                       Chicago, Illinois  60603
                       Attn: Andrew Lampert, Esq.
                       Telephone:  (312) 346-8000
                       Fax:  (312) 269-8869

                       Great Lakes REIT
                       823 Commerce Drive, Suite 300
                       Oak Brook, Illinois  60523
                       Attn:  Adam E. Berman, Esq.
                       Telephone:  (630) 368-2900
                       Fax:  (630) 368-2929

LOAN AMOUNT            LENDER AND AGENT:

$36,000,000            BANK ONE, NA, individually and as Agent


                       By:____________________________________

                       Name:__________________________________

                       Title:_________________________________

                       Address:
                       1 Bank One Plaza
                       Chicago, Illinois  60670
                       Attention:  James L. Imbeau
                       Telephone:  (312) 732-4583
                       Fax:  (312) 732-5939

                       With a copy to:

                       PIPER RUDNICK
                       203 North LaSalle Street, Suite 1800
                       Chicago, Illinois  60601
                       Attn:  Merle Teitelbaum Cowin, Esq.
                       Telephone:  (312) 368-4089
                       Fax:  (312) 630-7419

                                   EXHIBIT A-1

                      Legal Description of Christ Property

THAT PART OF THE SOUTHWEST QUARTER OF SECTION 3, TOWNSHIP 37 NORTH, RANGE 13, EAST OF THE THIRD PRINCIPAL MERIDIAN, BOUNDED AND DESCRIBED AS FOLLOWS:
BEGINNING AT THE POINT OF INTERSECTION OF A LINE DRAWN 40.00 FEET WEST OF AND PARALEL WITH THE EAST LINE OF SAID SOUTHWEST QUARTER WITH A LINE DRAWN 50.00 FEET NORTH OF AND PARALLEL WITH THE SOUTH LINE OF SAID SOUTHWEST QUARTER; THENCE WEST 222.83 FEET ALONG A LINE 50.00 FEET NORTH OF AND PARALLEL WITH THE SOUTH LINE OF SAID SOUTHWEST QUARTER, BEING ALSO THE NORTH LINE OF WEST 95TH STREET IN ACCORDANCE WITH PLAT OF DEDICATION RECORDED MAY 27, 1958 AS DOCUMENT NO. 17219540; THENCE NORTH 177.05 FEET ALONG A LINE FORMING AN ANGLE OF 89 DEGREES 54 MINUTES 37 SECONDS AS MEASURED FROM EAST TO NORTH WITH SAID NORTH LINE OF 95TH STREET; THENCE EAST 24.70 FEET PARALLEL WITH SAID NORTH OF WEST 95TH STREET; THENCE NORTH 72.34 FEET PARALLEL WITH THE EAST LINE OF SAID SOUTHWEST QUARTER; THENCE EAST 197.28 FEET PARALLEL WITH SAID NORTH LINE OF WEST 95TH STREET TO THE WEST LINE OF SOUTH KOSTNER AVENUE, BEING A LINE 40.00 FEET WEST OF THE EAST LINE OF SAID SOUTHWEST QUARTER IN ACCORDANCE WITH THE AFORESAID PLAT OF DEDICATION; THENCE SOUTH 249.39 FEET ALONG THE WEST LINE OF SOUTH KOSTNER AVENUE TO THE HEREIN ABOVE DESCRIBED POINT OF BEGINNING, ALL IN COOK COUNTY, ILLINOIS.

PIN:     24-03-318-017

COMMONLY KNOWN AS:  CHRIST HOSPITAL, 4400 WEST 95TH STREET, OAK LAWN, ILLINOIS

                                      A-1-1

                                   EXHIBIT A-2

                  Legal Description of Good Samaritan Property

THAT PART OF LOT "A" OF EVANGELICAL HOSPITAL ASSOCIATION ASSESSMENT PLAT NO. 2 IN THE SOUTHWEST 1/4 OF SECTION 32, TOWNSHIP 39 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, RECORDED AS DOCUMENT NUMBER R77-108464, DESCRIBED AS
FOLLOWS: COMMENCING AT THE NORTHEAST CORNER OF SAID LOT "A"; THENCE SOUTH 08 DEGREES 30 MINUTES 00 SECONDS EAST ALONG THE EASTERLY LINE OF SAID LOT "A", A DISTANCE OF 2117.29 FEET; THENCE NORTH 88 DEGREES 48 MINUTES 52 SECONDS WEST,
438.33 FEET FOR A POINT OF BEGINNING; THENCE SOUTH 01 DEGREES 11 MINUTES 08 SECONDS WEST, 161.38 FEET; THENCE SOUTH 46 DEGREES 16 MINUTES 08 SECONDS WEST,
157.62 FEET; THENCE NORTH 88 DEGREES 41 MINUTES 12 SECONDS WEST, 96.73 FEET; THENCE NORTH 01 DEGREES 18 MINUTES 48 SECONDS EAST, 34.97 FEET; THENCE NORTH 44 DEGREES 23 MINUTES 52 SECONDS EAST, 110.72 FEET; THENCE NORTH 00 DEGREES 29 MINUTES 47 SECONDS EAST, 68.11 FEET; THENCE NORTH 88 DEGREES 57 MINUTES 45 SECONDS WEST, 68.73 FEET; THENCE NORTH 01 DEGREES 18 MINUTES 48 SECONDS EAST,
111.37 FEET; THENCE SOUTH 88 DEGREES 48 MINUTES 52 SECONDS EAST, 95.12 FEET; THENCE SOUTH 01 DEGREES 11 MINUTES 08 SECONDS WEST, 22.50 FEET; THENCE SOUTH 88 DEGREES 48 MINUTES 52 SECONDS EAST, 106.64 FEET TO THE POINT OF BEGINNING, IN DU PAGE COUNTY, ILLINOIS.

PIN:  06-32-306-028

COMMONLY KNOWN AS:  GOOD SAMARITAN HOSPITAL, 3825 HIGHLAND AVENUE,
                    DOWNERS GROVE, ILLINOIS.


                                      A-2-1

                                   EXHIBIT A-3

                   Legal Description of Good Shepherd Property

PARCEL 1: THAT PART OF THE WEST 1/2 OF THE NORTHWEST 1/4 OF SECTION 22, TOWNSHIP 43 NORTH, RANGE 9, EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS:
COMMENCING AT THE NORTHEAST CORNER OF THE WEST 1/2 OF THE NORTHWEST 1/4 OF SAID
SECTION 22; THENCE SOUTH 00 DEGREES 48 MINUTES 42 SECONDS WEST, 392.23 FEET ALONG THE EAST LINE OF SAID WEST 1/2; THENCE NORTH 89 DEGREES 59 MINUTES 05 SECONDS WEST 319.19 FEET; THENCE SOUTH 00 DEGREES 00 MINUTES 55 SECONDS WEST,
340.88 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 47 DEGREES 50 MINUTES 28 SECONDS EAST, 47.89 FEET; THENCE NORTH 42 DEGREES 09 MINUTES 32 SECONDS EAST,
13.28 FEET; THENCE SOUTH 47 DEGREES 50 MINUTES 28 SECONDS EAST 88.41 FEET; THENCE SOUTH 42 DEGREES 09 MINUTES 32 SECONDS WEST, 106.04 FEET; THENCE NORTH 47 DEGREES 50 MINUTES 28 SECONDS WEST 34.32 FEET; THENCE SOUTH 42 DEGREES 09 MINUTES 32 SECONDS WEST 92.59 FEET; THENCE SOUTH 47 DEGREES 50 MINUTES 28 SECONDS EAST, 34.41 FEET; THENCE SOUTH 42 DEGREES 09 MINUTES 32 SECONDS WEST,
54.08 FEET; THENCE NORTH 47 DEGREES 50 MINUTES 28 SECONDS WEST 48.03 FEET; THENCE SOUTH 42 DEGREES 09 MINUTES 32 SECONDS WEST, 13.35 FEET; THENCE NORTH 47 DEGREES 50 MINUTES 28 SECONDS WEST 28.20 FEET; THENCE SOUTH 42 DEGREES 16 MINUTES 43 SECONDS WEST, 26.46 FEET; THENCE SOUTH 55 DEGREES 43 MINUTES 29 SECONDS EAST, 71.56 FEET; THENCE SOUTH 34 DEGREES 16 MINUTES 31 SECONDS WEST,
107.47 FEET; THENCE NORTH 55 DEGREES 43 MINUTES 29 SECONDS WEST, 53.85 FEET; THENCE SOUTH 22 DEGREES 55 MINUTES 49 SECONDS WEST, 39.78 FEET; THENCE SOUTH 78 DEGREES 27 MINUTES 34 SECONDS EAST, 53.89 FEET; THENCE SOUTH 11 DEGREES 32 MINUTES 26 SECONDS WEST, 108.75 FEET; THENCE NORTH 78 DEGREES 27 MINUTES 34 SECONDS WEST 164.05 FEET; THENCE NORTH 11 DEGREES 32 MINUTES 26 SECONDS EAST,
108.75 FEET; THENCE SOUTH 78 DEGREES 27 MINUTES 34 SECONDS EAST, 97.73 FEET; THENCE NORTH 22 DEGREES 55 MINUTES 49 SECONDS EAST, 44.68 FEET; THENCE NORTH 55 DEGREES 43 MINUTES 29 SECONDS WEST, 97.73 FEET; THENCE NORTH 34 DEGREES 16 MINUTES 31 SECONDS EAST, 107.47 FEET; THENCE SOUTH 55 DEGREES 43 MINUTES 29 SECONDS EAST, 81.99 FEET; THENCE NORTH 42 DEGREES 16 MINUTES 43 SECONDS EAST,
27.97 FEET; THENCE NORTH 47 DEGREES 50 MINUTES 28 SECONDS WEST, 49.76 FEET; THENCE NORTH 42 DEGREES 09 MINUTES 32 SECONDS EAST, 106.04 FEET; THENCE SOUTH 47 DEGREES 50 MINUTES 28 SECONDS EAST, 38.04 FEET; THENCE NORTH 42 DEGREES 09 MINUTES 32 SECONDS EAST, 92.60 FEET; THENCE NORTH 47 DEGREES 50 MINUTES 28 SECONDS WEST, 38.08 FEET; THENCE NORTH 42 DEGREES 09 MINUTES 32 SECONDS EAST,
54.05 FEET TO THE POINT OF BEGINNING, ALL IN LAKE COUNTY, ILLINOIS.

PARCEL 2: THAT PART OF THE NORTHWEST 1/4 OF SECTION 22, TOWNSHIP 43 NORTH, RANGE 9, EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHEAST CORNER OF THE WEST 1/2 OF THE NORTHWEST 1/4 OF SAID SECTION 22; THENCE SOUTH 00 DEGREES 48 MINUTES 42 SECONDS WEST, 392.23 FEET ALONG THE EAST LINE OF SAID WEST 1/2; THENCE NORTH 89 DEGREES 59 MINUTES 05 SECONDS WEST, 22.36 FEET; THENCE SOUTH 00 DEGREES 00 MINUTES 55 SECONDS WEST, 389.10 FEET TO THE POINT OF BEGINNING; THENCE NORTH 85 DEGREES 56 MINUTES 37 SECONDS EAST, 40.77 FEET; THENCE SOUTH 04 DEGREES 03 MINUTES 23 SECONDS EAST 46.70 FEET; THENCE NORTH 85 DEGREES 56 MINUTES 37 SECONDS EAST 90.50 FEET; THENCE SOUTH 04 DEGREES 03 MINUTES 23 SECONDS EAST, 95.46 FEET; THENCE SOUTH 85 DEGREES 56 MINUTES 37 SECONDS WEST, 172.56 FEET; THENCE NORTH 04 DEGREEES 03 MINUTES 23 SECONDS WEST,
9.92 FEET; THENCE SOUTH 85 DEGREES 56 MINUTES 37 SECONDS WEST 18.28 FEET; THENCE NORTH 04 DEGREES 03 MINUTES 23 SECONDS WEST, 7.89 FEET; THENCE SOUTH 85 DEGREES 56 MINUTES 37 SECONDS WEST 18.01 FEET; THENCE NORTH 04 DEGREES 03 MINUTES 23 SECONDS WEST 23.02 FEET; THENCE NORTH

                                      A-3-1

40 DEGREES 56 MINUTES 37 SECONDS EAST 51.31 FEET; THENCE NORTH 04 DEGREES 03 MINUTES 23 SECONDS WEST 9.16 FEET; THENCE NORTH 85 DEGREES 56 MINUTES 37 SECONDS EAST 35.16 FEET; THENCE NORTH 04 DEGREES 03 MINUTES 23 SECONDS WEST 13.07 FEET; THENCE NORTH 85 DEGREES 56 MINUTES 37 SECONDS EAST 6.13 FEET; THENCE NORTH 04 DEGREES 03 MINUTES 23 SECONDS WEST 42.81 FEET TO THE POINT OF BEGINNING, ALL IN LAKE COUNTY, ILLINOIS.

PIN:     13-22-100-009 (AFFECTS PARCEL 1)
         13-22-100-012 (AFFECTS PARCEL 1)
         13-22-100-013 (AFFECTS PARCEL 1)
         13-22-100-002 (AFFECTS PARCEL 2)

COMMONLY KNOWN AS:  GOOD SHEPHERD HOSPITAL, 450 W. HIGHWAY 22,
                    BARRINGTON, ILLINOIS


                                      A-3-2

                                   EXHIBIT A-4

                    Legal Description of Naperville Property

PARCEL 1:

LOT 1 IN COPPERFIELD SQUARE, BEING A SUBDIVISION IN THE SOUTHEAST 1/4 OF SECTION 7 AND THE SOUTHWEST 1/4 OF SECTION 8, TOWNSHIP 38 NORTH, RANGE 10, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED JANUARY 26, 1993 AS DOCUMENT R93-016376, IN DUPAGE COUNTY, ILLINOIS.

PARCEL 2: LOT 1 IN COPPERFIELD VILLAGE UNIT 1, BEING A SUBDIVISION OF PART OF THE SOUTHWEST 1/4 OF SECTION 8, TOWNSHIP 38 NORTH, RANGE 10 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED OCTOBER 28, 1988 AS DOCUMENT R88-123217, IN DUPAGE COUNTY, ILLINOIS.

P.I.N.            08-07-407-015 (AFFECTS PARCEL 1)
                  08-08-314-018 (AFFECTS PARCEL 1)
                  08-08-314-001 (AFFECTS PARCEL 2)

COMMONLY KNOWN AS:  1020 EAST OGDEN AVENUE, NAPERVILLE, ILLINOIS.


                                      A-4-1

                                   EXHIBIT A-5

                  Legal Description of South Suburban Property

THAT PART OF THE SOUTHEAST QUARTER OF THE NORTHEAST QUARTER OF SECTION 35, TOWNSHIP 36 NORTH, RANGE 13 EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS: COMMENCING AT THE SOUTHEAST CORNER OF THE NORTHEAST QUARTER OF SAID SECTION 35; THENCE NORTH 00(DEGREES) 00' 00" EAST 264.10 FEET ALONG THE SAID EAST LINE OF SAID NORTHEAST QUARTER; THENCE NORTH 89(DEGREES) 51' 20" WEST 616.18 FEET TO THE POINT OF BEGINNING; THENCE NORTH 89(DEGREES) 51' 20" WEST 31.81 FEET; THENCE SOUTH 00(DEGREES) 08' 40" WEST 8.75 FEET; THENCE NORTH 89(DEGREES) 51' 20" WEST 24.90 FEET; THENCE NORTH 00(DEGREES) 08' 40" EAST 8.65 FEET; THENCE NORTH 89(DEGREES) 51' 20" WEST 32.09 FEET; THENCE NORTH 00(DEGREES) 08' 40" EAST 83.96 FEET; THENCE NORTH 89(DEGREES) 51' 20" WEST 16.10 FEET; THENCE NORTH 00(DEGREES) 08' 40" EAST 27.76 FEET; THENCE NORTH 89(DEGREES) 51' 20" WEST 16.30 FEET; THENCE NORTH 00(DEGREES) 08' 40" EAST 60.91 FEET; THENCE SOUTH 89(DEGREES) 51' 20" EAST 89.06 FEET; THENCE SOUTH 00(DEGREES) 08' 40" WEST 27.92 FEET; THENCE SOUTH 89(DEGREES) 51' 20" EAST 15.84 FEET; THENCE SOUTH 00(DEGREES) 08' 40" WEST 28.05 FEET; THENCE SOUTH 89(DEGREES) 51' 20" EAST 16.30 FEET; THENCE SOUTH 00(DEGREES) 08' 40" WEST 116.56 FEET TO THE POINT OF BEGINNING, ALL IN COOK COUNTY, ILLINOIS.

PIN:  28-35-202-004 (AFFECTS PARCEL IN QUESTION AND OTHER PROPERTY).

COMMONLY KNOWN AS:  SOUTH SUBURBAN HOSPITAL, 17850 SOUTH KEDZIE AVENUE,
              HAZEL CREST, ILLINOIS

                                      A-5-1

                                   EXHIBIT A-6

                      Legal Description of Trinity Property

THAT PART OF LOTS 1 THROUGH 10, ALL INCLUSIVE, IN BLOCK 19 IN S.E. GROSS' CALUMET HEIGHTS ADDITION TO SOUTH CHICAGO, BEING A SUBDIVISION OF THE SOUTHEAST QUARTER OF SECTION 1, TOWNSHIP 37 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, BEING DESCRIBED AS FOLLOWS: BEGINNING AT THE NORTHEAST CORNER OF SAID LOT 1 IN BLOCK 19 ON THE WEST LINE OF OGLESBY AVENUE, THENCE SOUTH 00(DEGREES) 39' 09" EAST 65.05 FEET ALONG SAID WEST LINE OF OGLESBY AVENUE AND THE EAST LINE OF SAID LOT 1; THENCE SOUTH 89(DEGREES) 41' 24" WEST
78.22 FEET; THENCE SOUTH 00(DEGREES) 38' 16" EAST 14.00 FEET; THENCE SOUTH 89(DEGREES) 41' 24" WEST 13.00 FEET; THENCE NORTH 00(DEGREES) 38' 16" WEST
14.00 FEET; THENCE SOUTH 89(DEGREES) 41' 24" WEST 97.77 FEET; THENCE SOUTH 00(DEGREES) 38' 16" EAST 12.00 FEET; THENCE SOUTH 89(DEGREES) 41' 24" WEST
11.29 FEET; THENCE SOUTH 00(DEGREES) 38' 16" EAST 47.95 FEET TO THE NORTH LINE OF AN EAST-WEST 16-FOOT PUBLIC ALLEY IN SAID BLOCK 19; THENCE SOUTH 89(DEGREES) 41' 24" WEST 66.31 FEET ALONG THE NORTH LINE OF SAID PUBLIC ALLEY IN BLOCK 19 TO THE SOUTHWEST CORNER OF SAID LOT 10 IN BLOCK 19 ON THE EAST LINE OF CRANDON AVENUE; THENCE NORTH 00(DEGREES) 38' 16" WEST 125.00 FEET ALONG SAID EAST LINE OF CRANDON AVENUE AND THE WEST LINE OF SAID LOT 10 IN BLOCK 19 TO THE NORTHWEST CORNER OF SAID LOT 10 ON THE SOUTH LINE OF 93RD STREET; THENCE NORTH 89(DEGREES) 41' 24" EAST 266.43 FEET ALONG THE NORTH LINE OF SAID BLOCK 19 AND THE SOUTH LINE OF 93RD STREET TO THE POINT OF BEGINNING, ALL IN COOK COUNTY, ILLINOIS.

P.I.N.            25-01-423-004
                  25-01-423-010
                  25-01-423-061
                  25-10-423-062-8001
                  25-10-423-062-8002

COMMONLY KNOWN AS:  TRINITY HOSPITAL, 2315 EAST 93RD STREET, CHICAGO, ILLINOIS.

                                      A-6-1

                                    EXHIBIT B

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


         This Assignment and Assumption (the "ASSIGNMENT AND ASSUMPTION") is dated as of the Effective Date set forth below and is entered into by and between [INSERT NAME OF ASSIGNOR] (the "ASSIGNOR") and [INSERT NAME OF ASSIGNEE] (the "ASSIGNEE"). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (as amended, the "LOAN AGREEMENT"), receipt of a copy of which is hereby acknowledged by the Assignee. The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

         For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations in its capacity as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including without limitation any letters of credit, guaranties and swingline loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the "ASSIGNED INTEREST"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.       Assignor:
                           -----------------------------------------------------

2.       Assignee:
                           -----------------------------------------------------
                           [and is an Affiliate/Approved Fund of
                           [IDENTIFY LENDER](1)

3.       Borrower(s):
                           -----------------------------------------------------

4.       Agent:
                           -----------------------------------------------------
                           , as the agent under the Credit Agreement.

5.       Loan Agreement:   The Loan Agreement dated as of _______________ among


-------------
(1)   Select as applicable.

                                      B-1-1

                                    [NAME OF BORROWER(S)], the Lenders party thereto, [NAME OF AGENT], as Agent, and the other agents party thereto.
6.       Assigned Interest:

                                Aggregate Amount             Amount of
                                of                           Commitment/Loans             Percentage
Facility Assigned               Commitment/Loans             Assigned*                    Assigned of
                                for all Lenders*                                          Commitment/Loans(2)
------------------------------- ---------------------------- ---------------------------- ----------------------------
____________(3)                 $                            $                            _______%
____________                    $                            $                            _______%
____________                    $                            $                            _______%

7.       Trade Date:                                                  (4)
                           _____________________________________________

Effective Date: ____________________, 20__ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE AGENT.]

      The terms set forth in this Assignment and Assumption are hereby agreed to:

              ASSIGNOR
              [NAME OF ASSIGNOR]

              By:
                 --------------------------------------------------
                 Title:

              ASSIGNEE
              [NAME OF ASSIGNEE]

              By:
                 --------------------------------------------------
                 Title:
[Consented to and] Accepted:

[NAME OF AGENT], as Agent

By:
   -----------------------------------------
Title:

[Consented to:]


* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.


(2) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(3) Fill in the appropriate terminology for the types of facilities under the Loan Agreement that are being assigned under this Assignment (e.g. "Revolving Credit Commitment," "Term Loan Commitment,", etc.)

(4) Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.

                                     B-1-2

[NAME OF RELEVANT PARTY]

By:
   --------------------------------------------------
Title:

                                     B-1-3

                                     ANNEX 1
                            TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

      1. REPRESENTATIONS AND WARRANTIES.

            1.1 ASSIGNOR. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Borrower, any of its Affiliates or any other Person of any of their respective obligations under any Loan Documents, (v) inspecting any of the property, books or records of the Borrower, or any guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

            1.2. ASSIGNEE. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Assignment and Assumption, (iv) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA,
(v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment and Assumption, (vi) it has received a copy of the Loan Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (vii) attached as Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and
(ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

      2. PAYMENTS. The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

      3. GENERAL PROVISIONS. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Illinois.

                                   EXHIBIT C-1

                    PERMITTED EXCEPTIONS FOR CHRIST PROPERTY

      1. Real Estate Taxes not yet due and payable.

      2. Building line(s) as contained in the Deed recorded as Document No. 16178707, affecting the South 25 feet of the land.

      3. Building setback along the North line of the South 75 feet of the land as contained in the Deed from Weigel to Evangelical Hospital Association of Chicago recorded March 18, 1955 as Document No. 16178708.

      4. Existing unrecorded leases and all rights thereunder of the lessees and of any person or party claiming by, through or under the lessees, as tenants only under the leases with no rights of first refusal or options to purchaser.

                                      C-1-1

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                                   EXHIBIT C-2

                PERMITTED EXCEPTIONS FOR GOOD SAMARITAN PROPERTY

      1. Real Estate Taxes not yet due and payable.

      2. Existing unrecorded and all rights thereunder of the lessees and of any person or party claiming by, through or under the lessees, as tenants only with no options to purchase or rights of first refusal.

      3. Terms, provisions and conditions contained in Agreement for Enforcement of Fire Lane Restrictions on Private Property recorded September 2, 1998 as Document Number R98-181921 made by Village of Downers Grove and Advocate Health and Hospitals Corporation d/b/a Good Samaritan Hospital-Advocate concerning enforcement of fire lane restrictions on the property located at 3815-25 Highland Avenue, Downers Grove, Illinois. (Affects land and other property)

      4. Grant of Easements as set forth on Plat of Easement recorded February 14, 1980 as Document R80-09949, made by the Peace Memorial Manor of the Evangelical Hospital Association, according to the terms of Lease and Easement Agreement recorded November 5, 1979 as Document R79-99911, the location of said easements being more particularly described therein.

      5. Easement in favor of the Illinois Bell Telephone Company, its successors and assigns, to install, operate and maintain all equipment necessary for the purpose of serving the land and other property, together with the right of access to said equipment, and the provisions relating thereto contained in the grant recorded/filed as Document No. 843878, affecting the property which he owns or in which he has any interest in the Southwest 1/4 of said Section 32.


                                      C-2-1

                                   EXHIBIT C-3

                 PERMITTED EXCEPTIONS FOR GOOD SHEPHERD PROPERTY

      1. Real Estate Taxes not yet due or payable.

      2. Rights of Way for drainage tiles, ditches, feeders, laterals and underground pipes, if any.

      3. Covenants, conditions and restrictions, (but omitting any such covenant or restriction based on race, color, religion, sex, handicap, familial status or national origin unless and only to the extent that said covenant (A) is exempt under Chapter 42, Section 3607 of the United States Code or (B) relates to handicap but does not discriminate against handicapped persons), contained in the three deeds from the Quaker Oats Company, a corporation of New Jersey, to Evangelical Hospital Association, a non-profit corporation of Illinois, one a Quit Claim Deed, one a Special Warranty Deed, dated August 27, 1973 and recorded September 6, 1973 as Documents 1633403 and 1633404, and the third a Special Warranty Deed dated March 21, 1973 and recorded April 5, 1973 as Document 1607691, as follows: the real estate hereinbefore described shall not be subdivided into lots or parcels of less than two acres each; nor shall conveyance or transfer be made, or the property utilized for any but single family residences. The foregoing notwithstanding, the Grantee may utilize or cause to be utilized, all or any portion of said real estate for a hospital and hospital related purposes which shall include housing for hospital staff and employees. Note: said instrument contains no provision for a forfeiture of or reversion of title in case of breach of condition. Modification Agreement recorded June 22, 1999 as Document 04374571, wherein the above restrictions were modified to now allow the land to be subdivided into parcels of lots not less than 1 acre each.

      4. Perpetual Easement for the purpose of drainage, carrying off water and maintaining a tile drain together with right to make necessary repairs over the land herein as disclosed by Agreement dated January 23, 1945 and recorded February 21, 1945 as Document 557903 from the Quaker Oats Company, a New Jersey corporation, to Isabel F. Bates. Said easement grant includes the right to relocate the drain if such relocation is necessary or convenient. (Affects all)

      5. Right of the Commonwealth Edison Company and the Illinois Bell Telephone Company, their respective successors and assigns, to an easement to construct, operate, maintain, etc., wires, cables, etc., over a ten foot wide strip of land, five feet on either side of the center line of a tract described in the instrument creating such easement, dated April 5, 1984 and recorded April 30, 1984 as Document 2279997 and re-recorded February 5, 1985 as Document 2336877.

      6. Right of the Natural Gas Pipeline Company to construct and operate a 20 inch gas main across a 37 1/2 foot wide strip of land, as disclosed by instrument recorded August 18, 1951 as Document 735806, located on the plat attached thereto.

      7. Various easements for the benefit of a portion of the land over the remainder of the land and over a portion of the land for the benefit of

                                      C-3-1
the remainder of the land more specifically described in the instrument creating said easements as granted by document recorded as Document 2352060 and the terms and provisions therein contained.

      8. Right of Commonwealth Edison Company and Illinois Bell Telephone Company, their successors and assigns, to construct and maintain their facilities over a 950 foot by 12 foot parcel adjoining the Southerly right of way line of Route 22 as granted by instrument recorded September 10, 1985 as Document 2382668. (Affects Parcel 1)

      9. Attention is directed to ordinances by the County of Lake one recorded as Document 2037978, and others recorded from time to time, relating to the payment of certain charges as a condition precedent to permission to tap into a sewer or water system.

      10. Terms and provisions of Sanitary Sewer Service Agreement dated January 20, 1993 and recorded February 1, 1993 as Document 3280492, as amended by instrument recorded March 31, 1993 as Document 3307357, by and between Good Shepard Hospital of Evangelical Hospitals Corporation and the Village of Fox Lake.

      11. 10 foot easement for electric utility services in favor of the Commonwealth Edison Company, and its respective successors and assigns, to install, operate and maintain all equipment necessary for the purpose of serving the land and other property, together with the right of access to said equipment, and the provisions relating thereto contained in the easement plat recorded November 6, 1995 as Document No. 3744836, affecting that portion of Parcels 2 and 3 as located and depicted thereon.

      12. 10 foot easement for natural gas utility services in favor of Northern Illinois Gas Company and its respective successors and assigns, to install, operate and maintain all equipment necessary for the purpose of serving the land and other property, together with the right of access to said equipment, and the provisions relating thereto contained in the easement plat recorded November 6, 1995 as Document No. 3744837, affecting that portion of Parcels 2 and 3 as located and depicted thereon.

      13. The land is included in plats of survey recorded November 9, 1998 as Documents 04236536 and 04236537.

      14. Existing unrecorded leases and all rights thereunder of the lessees and of any person or party claiming by, through or under the lessees, as tenants only with no rights of first refusal and no options to purchase.

                                      C-3-2

                                   EXHIBIT C-4

                  PERMITTED EXCEPTIONS FOR NAPERVILLE PROPERTY

      1. Real Estate Taxes not yet due or payable.

      2. Terms and provisions contained in Covenant to Maintain Storm Water Detention Facility recorded December 31, 1991 as Document R91-175797. (Affects Parcel 2)

      3. Building line as shown on Plat of Naper Terrace recorded April 17, 1957 as Document No. 839229 and Certificate of Correction recorded as Document 845450, as follows: 35 feet on the Southeasterly lines of Lot 21 and 22; 35 feet on the East lines of Lots 23 and 24. (Affects that part of the land falling in Naper Terrace) (Affects Parcel 1)

      4. Building line as shown on the Plat of Copperfield Village Unit 1, aforesaid, as follows: 25 feet along the Northeasterly curved line of Lot 1. (Affects Parcel 2)

      5. Easement for Public Utilities across the South 10 feet, as shown on Plat of P. A. G. Naperville, Inc., - Sundberg Resubdivision, aforesaid. (Affects that part of the land falling in Lot 1 in P. A. G. Naperville, Inc. Sundberg Resubdivision recorded as Document R61-01081) (Affects Parcel 1)

      6. Grant recorded December 19, 1969 as Document R69-53627, made by W. R. Grace and Company, to the City of Naperville, a municipal corporation, of an easement for the construction and maintenance of mains and necessary appurtenances thereto, on, over, under and across the Northwesterly 10 feet immediately contiguous and adjacent to the Southeasterly right of way line of Ogden Avenue, as now existing, of the land. (Affects that part of the land falling in Lot 1 in P. A. G. Naperville, Inc. Sundberg Resubdivision recorded as Document R61-01081) (Affects Parcel 1)

      7. Easement in favor of Northern Illinois Gas Company, and its/their respective successors and assigns, to install, operate and maintain all equipment necessary for the purpose of serving the land and other property, together with the right of access to said equipment, and the provisions relating thereto contained in the Grant recorded/filed as Document No. R89-133047. (Affects Parcel 1)

      8. Rights of the Public, the State of Illinois and the Municipality in and to that Northeasterly part of the land dedicated as Dickens Avenue by the Plat of Copperfield Square Subdivision recorded as Document R93-016376. (Affects Parcel 1)

      9. Public Sidewalk Easement granted to the City of Naperville by the Plat of Copperfield Square Subdivision recorded January 26, 1993 as Document R93-016376, affecting the Northwesterly corner of Parcel 1 (30 feet on the Northwesterly line and 8 feet on the Southwesterly line of the land). (Affects Parcel 1)

      10. Public Utility and Drainage Easement granted to the City of Naperville, the Illinois Bell Telephone Company, and Northern Illinois Gas Company, by the Plat of Copperfield Square Subdivision recorded January 26,

                                      C-4-1

1993 as Document R93-016376, as follows: 15 to 23 feet on the Southeasterly line of Parcel 1, 5 to 24 feet on the Southwesterly line of Parcel 1. (Affects Parcel
1)

      11. All of Lot 1 is designated as a public utility and drainage easement. (Affects Parcel 2)

      12. Existing unrecorded leases and all rights thereunder of the lessees and of any person or party claiming by, through or under the lessees, as tenants only with no rights of first refusal or options to purchase.

                                      C-4-2

                                   EXHIBIT C-5

                PERMITTED EXCEPTIONS FOR SOUTH SUBURBAN PROPERTY


      1. Real Estate Taxes not yet due or payable.

      2. Existing unrecorded leases and all rights thereunder of the lessees and of any person or party claiming by, through or under the lessees, as tenants only with no options to purchase.

      3. Rights of Way for drainage tiles, ditches, feeders, laterals and underground pipes, if any.

                                      C-5-1

                                   EXHIBIT C-6

                    PERMITTED EXCEPTIONS FOR TRINITY PROPERTY


      1. Real Estate Taxes not yet due and payable.

      2. Existing unrecorded leases and all rights thereunder of the lessees and of any person or party claiming by, through or under the lessees as tenants only with no rights of first refusal or options to purchase.

                                      C-5-2